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Exhibit (a)(1)(A)

HEWLETT-PACKARD COMPANY

OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS

This document constitutes part of the prospectus relating to each of the Mercury Interactive Corporation 1999 Stock Option Plan, Mercury Interactive Corporation 2000 Supplemental Stock Option Plan, and Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees covering securities that have been registered under the Securities Act of 1933.

NOVEMBER 17, 2006

HEWLETT-PACKARD COMPANY

Offer to Amend the Exercise Price of Certain Options

This offer and withdrawal rights will expire at
9:00 p.m., Pacific Time, on December 15, 2006 unless we extend them.

        By this Offer to Amend the Exercise Price of Certain Options (the "Offer to Amend"), we are giving all eligible option holders holding eligible options to purchase shares of our common stock the right to amend certain outstanding options and, only if they hold eligible in-the-money options, to receive cash payments (we refer to this as the "offer"). Each eligible option holder who has eligible options outstanding will be provided with an addendum (referred to as the "Addendum") setting forth his or her eligible options, the new exercise price that would apply to each eligible option (if amended), a description of any potential cash payments with respect to eligible in-the-money options, and other relevant information.

        It has been determined that certain of your stock options were granted at a discount from fair market value and therefore may be subject to adverse tax consequences under Section 409A of the United States Internal Revenue Code of 1986, as amended, (the "Code"). These consequences include income inclusion at vesting, an additional 20% penalty tax and interest charges. If you elect to participate in this offer, your eligible options should no longer be subject to the adverse tax consequences under Section 409A.

        You are an "eligible option holder" only if you are (1) subject to taxation in the United States and (2) hold otherwise eligible options to purchase common stock of Hewlett-Packard Company which remain outstanding on the last date on which this offer remains open for acceptance. You do not need to be an active employee or other service provider of Hewlett-Packard Company or our subsidiaries (collectively referred to as "Hewlett-Packard," "HP," the "Company," "we," "our" or "us") in order to be an eligible option holder.

        An option to purchase common stock is eligible for this offer ("eligible option") only to the extent that each of the following conditions is met:

  •
  the option was assumed by us in connection with the acquisition of Mercury Interactive Corporation by Hewlett-Packard Company (the "Merger"), which was completed on November 6, 2006 (the "Merger closing date);

  •
  the option was granted under any of the Mercury Interactive Corporation 1999 Stock Option Plan, the Mercury Interactive Corporation 2000 Supplemental Stock Option Plan, or the Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees (together, the "Mercury Interactive Stock Plans");

  •
  the option had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option's grant date (that is, it was granted at a "discount" to the then-current fair market value of the underlying stock);

  •
  the option was unvested as of December 31, 2004 (if only a portion of an option grant was unvested as of December 31, 2004, the unvested portion of the grant may be an "eligible option"); and

  •
  the option is outstanding as of the last date on which this offer remains open for acceptance.

        If you participate in this offer, any eligible option with respect to which you accept this offer will be replaced with the following consideration:

        1.     Your eligible option will be amended to increase the exercise price per share to the fair market value of a share of the common stock of Mercury Interactive Corporation on the date that Mercury Interactive determined the option was actually granted (that is, on the option's grant date of record), as adjusted in connection with the Merger (the "new exercise price"). If only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is an eligible option and will be amended to increase the exercise price. Your Addendum will list the original exercise price of your eligible options as adjusted in connection with the Merger (referred to as the "adjusted original exercise price"), as well as the new exercise price of such options, should you accept this offer with respect to those options; and

        2.     In addition, if your eligible option had an original exercise price (before adjustment in connection with the Merger) less than $52.00 per share, then your option is "in-the-money" and for each such eligible in-the-money option amended in this offer, you will receive a cash payment equal to the difference between the new exercise price per share of the amended option (as noted above, this is as adjusted in connection with the Merger) and the adjusted original exercise price per share (as noted above, this is as adjusted in connection with the Merger), multiplied by the number of unexercised shares of Hewlett-Packard common stock subject to the eligible option that was amended in the manner described below. Note that the number of unexercised shares subject to your option has been adjusted in connection with the Merger. Your Addendum will list the number of unexercised shares subject to your option as adjusted in connection with the Merger and to the extent applicable, the cash payment you will be entitled to receive for each eligible in-the-money option you elect to have amended.

Receipt of Amended Options and Cash Payments

        If you elect to receive an amended option for an eligible option, the eligible option will be amended on the date that this offer expires (but following the expiration of the offer) (currently expected to be December 15, 2006 at 9:00 p.m., Pacific Time). Promptly following the expiration of the offer, you will receive a document entitled "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" evidencing the amendment of the options you elected to amend. Each amended option will be subject to the terms and conditions of the Mercury Interactive Stock Plan under which the original option was granted (after adjustment in connection with the Merger) and as amended in accordance with this offer. Any amended option you receive will continue to be subject to the same vesting schedule.

        In addition, the "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" will evidence your right to receive a cash payment for the eligible in-the-money options, if any, you elected to have amended. Cash payments will be paid on or promptly following January 2, 2007, and all such payments will be subject to any applicable tax withholding. Cash payments will not be subject to any further vesting conditions, so you will receive any cash payments to which you are entitled on or promptly following January 2, 2007, regardless of whether the eligible in-the-money option is vested and regardless of whether you are providing service to us then.

Other Matters

        The offer is not conditioned upon this offer being accepted with respect to a minimum number of the outstanding eligible options, but the offer is subject to customary conditions, which we describe in Section 7 of this Offer to Amend. You are not required to accept this offer.

        Our common stock is traded on both the New York Stock Exchange and Nasdaq Global Select Market under the symbol "HPQ." On November 13, 2006, the closing price of our common stock was

$40.22 per share as reported on the New York Stock Exchange. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

        See "Risks of Participating in the Offer" beginning on page 18 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT—ACTION ITEMS TO PARTICIPATE

        If you participate in this offer, you must complete and sign the attached election form, and fax it to (650) 625-3471 before 9:00 p.m., Pacific Time, on December 15, 2006. Only responses that are complete, signed, and actually received via fax by the Company by the deadline will be accepted. Responses may be submitted only via fax. Responses submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted. Responses that are received after the deadline will not be accepted. The delivery of election and withdrawal forms is at your risk. Hewlett-Packard intends to confirm the receipt of your election form and/or any withdrawal form by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Hewlett-Packard has received your response, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail STOCKTENDER@MERCURY.COM.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

        Hewlett-Packard has engaged Deloitte Tax LLP to prepare communications regarding this offer and to provide general tax information to eligible option holders with respect to this offer. Deloitte Tax LLP will not provide tax advice specific to an individual's circumstances or make any recommendation. We recommend that you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisors. You should direct general questions about the terms of this offer or requests for general tax information about this offer to:

    Jason Russell
    Deloitte Tax LLP
    HP409A@DELOITTE.COM

Offer to Amend the Exercise Price of Certain Options, dated November 17, 2006.

        You should rely only on the information contained in this Offer to Amend or documents to which we have referred you. We have not authorized anyone to provide you with different information. In addition, some states, including California, may impose additional penalty taxes. We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences, including any state tax consequences. Although our board of directors has approved this offer, neither we nor our board of directors make any recommendation as to whether you should accept this offer. The decision to participate in the offer must be your own, after taking into account your personal circumstances and preferences. We are not making an offer of the cash consideration or amended options in any jurisdiction in which the offer is not permitted. We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction. You should not assume that the information provided in this Offer to Amend is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer.

TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS & ANSWERS		3
RISKS OF PARTICIPATING IN THE OFFER		18
THE OFFER		19
1.	Eligibility	19
2.	Number of options and amount of consideration; expiration date	19
3.	Purpose of the offer	23
4.	Procedures for electing to participate in this offer	24
5.	Withdrawal rights and change of election	25
6.	Acceptance of options for amendment, issuance of cash payments, and amended options	26
7.	Conditions of the offer	27
8.	Price range of shares underlying the options	30
9.	Source and amount of consideration; terms of amended options	30
10.	Information concerning the Company	34
11.	Interests of directors and executive officers; transactions and arrangements concerning the options	35
12.	Status of options amended by us in the offer; accounting consequences of the offer	35
13.	Legal matters; regulatory approvals	36
14.	Material United States federal income tax consequences	36
15.	Extension of offer; termination; amendment	39
16.	Fees and expenses	40
17.	Additional information	40
18.	Financial statements	41
19.	Miscellaneous	41
SCHEDULE A Information Concerning the Directors and Executive Officers of Hewlett-Packard Company		A-1
SCHEDULE B Summary Financial Statements of Hewlett-Packard Company		B-1
SCHEDULE C Guide to Tax Issues in Canada		C-1
SCHEDULE D Guide to Tax Issues in France		D-1
SCHEDULE E Guide to Tax Issues in India		E-1
SCHEDULE F Guide to Tax Issues in Israel		F-1
SCHEDULE G Guide to Tax Issues in the United Kingdom		G-1

Forward-Looking Statements

        This Offer to Amend, including the section entitled "Risks of Participating in the Offer," contains "forward-looking statements." All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans; any statements concerning expected development, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include, but are not limited to, macroeconomic and geopolitical trends and events; the execution and performance of contracts by customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of workforce restructuring programs; the outcome of pending legislation, tax and accounting pronouncements; and other risks that are described in the section entitled "Risks of Participating in the Offer" of this Offer to Amend, that are described in the section entitled "Factors that Could Affect Future Results" set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hewlett-Packard's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006, and that are otherwise described from time to time in Hewlett-Packard's Securities and Exchange Commission reports filed after that report. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this Offer to Amend.

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

        The following are answers to some of the questions that you may have about this offer. You should carefully read this entire offer, the accompanying e-mail from Tom Hogan dated November 17, 2006, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Amend and the other offer documents. We have included in this summary references to other sections in this offer to help you find a more complete description of these topics.

Q1.	What is the offer?	5
Q2.	Why is Hewlett-Packard making this offer?	6
Q3.	Who is eligible to participate in this offer?	6
Q4.	Which options are eligible for amendment in this offer?	7
Q5.	How do I participate in this offer?	7
Q6.	If I decide to participate in the offer, what will happen to my current eligible options?	8
Q7.	What will I receive in return for my options?	8
Q8.	When will I receive my amended options and cash payments?	10
Q9.	Why won't I receive my cash payment immediately following the expiration of the offer?	10
Q10.	How were my eligible options adjusted in connection with the Merger?	10
Q11.	Am I required to participate in this offer?	11
Q12.	Once my options are accepted for amendment, is there anything I must do to receive the cash payments or amended options?	11
Q13.	When will my amended options vest?	11
Q14.	Will the terms and conditions of my amended options be the same as my original options?	11
Q15.	What happens to my options if I elect to participate in the offer with respect to eligible options but then exercise those options before expiration of the offer?	11
Q16.	What happens to my options if I do not turn my election form in by the deadline, choose not to participate or my options are not accepted?	12
Q17.	Are there any positive or negative tax consequences to my participation in the offer?	12
Q18.	If I choose to participate in this offer, are there circumstances under which my eligible options would be amended but I would not receive a cash payment for them?	13
Q19.	What happens to my option and cash payment if I elect to participate in the offer but then my employment or other service with the Company terminates after expiration of the offer?	13
Q20.	How will Hewlett-Packard confirm to me that my election form or withdrawal form has been received?	14
Q21.	Can I accept this offer with respect to shares of Hewlett-Packard common stock that I previously acquired upon exercise of options?	14
Q22.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?	14
Q23.	Is this a repricing of options?	14
Q24.	How does Hewlett-Packard determine whether I have properly accepted this offer?	14
Q25.	When will my amended options expire?	15
Q26.	Will I receive any paperwork indicating my options have been amended?	15
Q27.	Are there any conditions to this offer?	15
Q28.	If you extend the offer, how will you notify me?	15
Q29.	How will you notify me if the offer is changed?	15
Q30.	Can I change my mind and withdraw from this offer?	15
Q31.	How do I withdraw my election?	15

Q32.	What if I withdraw my election and then decide again that I want to participate in this offer?	16
Q33.	Can I change my mind about which options with respect to which I want to accept this offer?	16
Q34.	How should I decide whether or not to accept this offer with respect to my eligible options?	16
Q35.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	16
Q36.	Will my amended options remain nonstatutory stock options for United States tax purposes?	16
Q37.	Does Section 409A impact ESPP shares or restricted stock?	17
Q38.	Whom can I contact if I need to confirm Hewlett-Packard's receipt of my election and/or any withdrawal form, I have questions about the offer, or if I need additional copies of the offer documents?	17

Q1.
What is the offer?

A1.
This offer is a voluntary opportunity for eligible option holders to elect to have certain outstanding options amended and, with respect to certain outstanding in-the-money options, receive a cash payment. This opportunity is described in the following questions and answers, and in the remainder of this Offer to Amend.

Terms Used in the Offer

The following are some terms that are frequently used in this Offer to Amend.

•
"adjusted original exercise price" refers to the original exercise price of an eligible option after adjustment in connection with the Merger, as described in Questions and Answers 7 and 10. Your Addendum will list the adjusted original exercise price of each of your eligible options.

•
"amended options" refers to eligible options that are amended pursuant to this offer.

•
"amendment date" refers to the date when the eligible options with respect to which you accept this offer will be amended to reflect the new exercise price. We expect that the amendment date will be December 15, 2006, which is the same date as the expiration date of the offer. If the expiration date is extended, then the amendment date will be similarly changed to the new expiration date.

•
"Addendum" refers to the document that will be provided to each eligible option holder. The Addendum will list eligible options and, for each eligible option, will list the adjusted original exercise price, the number of unexercised shares subject to the option (as adjusted in connection with the Merger), the new exercise price if the option is amended and, to the extent applicable, the cash payment related to the eligible in-the-money option if it is amended.

•
"eligible option holder" refers to all individuals who (1) are subject to United States taxation and (2) hold otherwise eligible options, if those options remain outstanding as of the last date on which this offer remains open for acceptance.

•
"eligible in-the-money options" refers to all eligible options that had an original exercise price (before adjustment in the Merger) less than $52.00 per share, with respect to which you may accept this offer in exchange for amended options and cash payments, as described in Question and Answer 4 and Section 1 of the Offer to Amend. Note that all eligible in-the-money options were unvested at closing of the Merger.

•
"eligible options" refers to all options with respect to which you may accept this offer in exchange for amended options and, to the extent applicable, cash payments, as described in Question and Answer 4 and Section 1 of the Offer to Amend.

•
"executive officers" refers to those officers of Hewlett-Packard listed on Schedule A, including those who are officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of our executive officers holds eligible options and therefore none of our executive officers is an eligible option holder.

•
"expiration date" refers to the date that this offer expires. The expiration date will be December 15, 2006 at 9:00 p.m., Pacific Time, unless the offer is extended. We may extend the expiration date at our discretion. If we extend the offer, the term "expiration date" will refer to the time and date at which the extended offer expires.

•
"Mercury Interactive" refers to Mercury Interactive Corporation, which was acquired by us through the Merger on November 6, 2006.

•
"Mercury Interactive Stock Plans" refers to the following stock plans: the Mercury Interactive Corporation 1999 Stock Option Plan, the Mercury Interactive Corporation 2000 Supplemental Stock Option Plan, and the Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees (which is a sub-plan of the Mercury Interactive Corporation 2000 Supplemental Stock Option Plan).

•
"Merger" refers to the acquisition of Mercury Interactive Corporation by Hewlett-Packard Company.

•
"Merger closing date" refers to November 6, 2006, which was the date upon which the Merger was consummated.

•
"new exercise price" refers to the exercise price per share at which amended options may be exercised to purchase Hewlett-Packard common stock. An amended option's new exercise price will be equal to the fair market value of a share of Mercury Interactive common stock on the date that Mercury Interactive determined the option was actually granted (that is, the option's grant date of record), after adjustment to reflect the difference between the relative values of Hewlett-Packard common stock and Mercury Interactive common stock in the Merger. Your Addendum will list the new exercise price for each of your eligible options should you accept this offer with respect to such options.

•
"offer period" or "offering period" refers to the period from the commencement of this offer to the expiration date. This period will commence on November 17, 2006, and end at 9:00 p.m., Pacific Time, on December 15, 2006, unless the offer is extended.

•
"Section 409A" refers to Section 409A of the United States Internal Revenue Code of 1986, as amended, and the proposed tax regulations under the American Jobs Creation Act of 2004.

Q2.
Why is Hewlett-Packard making this offer?

A2.
As a result of the Merger and pursuant to the terms of the Merger agreements, we assumed certain stock options granted under the Mercury Interactive Stock Plans and agreed to address issues related to Section 409A. It had been determined that certain options granted under the Mercury Interactive Stock Plans were issued with an exercise price less than the fair market value of the underlying Mercury Interactive common stock on the date of grant. Section 409A provides that the portion of options that were granted at a discount and vest after December 31, 2004 will likely subject the eligible option holders to unfavorable tax consequences. If the eligible options are amended and, to the extent applicable, cash payments distributed, the unfavorable tax consequences as described in Section 14 of this Offer to Amend, will be eliminated. (See Section 3)

Q3.
Who is eligible to participate in this offer?

A3.
You may participate in this offer if you (1) are subject to United States taxation and (2) hold eligible options, if those options remain outstanding as of the last date on which this offer remains open for acceptance.

You do not need to be an active employee or other service provider of Hewlett-Packard in order to be an eligible option holder. However, if you are no longer an active employee or other service provider of Hewlett-Packard, your options will have ceased to vest in accordance with their terms and you will be eligible to participate in this offer only if you hold options which have vested and remain outstanding as of the last date on which this offer remains open for acceptance. (See Section 1)

None of our executive officers and none of our directors holds eligible options and therefore none of our executive officers or directors is eligible to participate in this offer. (See Section 1)

Q4.
Which options are eligible for amendment in this offer?

A4.
An option to purchase common stock is an eligible option under this offer only if each of the following conditions is met:

•
the option was assumed by us in connection with the Merger;

•
the option was granted under any of the Mercury Interactive Stock Plans;

•
the option had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option's grant date (that is, it was granted at a "discount" to the then-current fair market value of the underlying stock);

•
the option was unvested as of December 31, 2004 (if only a portion of an option grant was unvested as of December 31, 2004, the unvested portion may be an "eligible option"); and

•
the option is outstanding as of the last date on which this offer remains open for acceptance.

Q5.
How do I participate in this offer?

A5.
If you choose to participate in this offer, you must do the following before 9:00 p.m., Pacific Time, on December 15, 2006 (the expiration date):

1.
Properly complete and sign the attached election form.

2.
Fax the completed and signed election form to (650) 625-3471.

If you participate in this offer, you will be required to accept the offer with respect to the entire eligible portion of each eligible option with respect to which you participate. In other words, you must accept the offer with respect to all the shares subject to a particular eligible option, but not necessarily with respect to all your eligible options, if you hold more than one eligible option. To help you determine your outstanding eligible options and give you the tools to make an informed decision, we will provide you with an Addendum listing your eligible options, the new exercise price that will apply if the eligible options are amended and to the extent applicable, the cash payment you will receive for the eligible in-the-money options, if amended. If you hold an option that is not listed on the Addendum, the option is not an eligible option.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any election related to options with respect to which you have elected to accept this offer that we determine are not in good order or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all eligible options with respect to which a proper election has been made promptly after the expiration of this offer. (See Section 4)

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on December 15, 2006, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The only exception is that if we have not accepted your options by 9:00 p.m. Pacific Time on January 17, 2007, you may withdraw your election at any time thereafter.

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

If you participate in this offer, you must complete and sign the attached election form and fax it to (650) 625-3471, before 9:00 p.m., Pacific Time, on December 15, 2006. Only responses that are complete, signed and actually received via fax by the Company at (650) 625-3471 by the deadline will be accepted. Responses received after the deadline will not be accepted. The delivery of election and withdrawal forms is at your risk. Hewlett-Packard intends to confirm the receipt of your election form and/or any withdrawal form by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Hewlett-Packard has received your response, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail STOCKTENDER@MERCURY.COM. Responses may only be submitted via fax. Responses submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

Q6.
If I decide to participate in the offer, what will happen to my current eligible options?

A6.
If you elect to participate in the offer, your eligible options will be amended on the same day as the expiration date (but following the expiration of the offer). The expiration date will be December 15, 2006, unless the offer period is extended. In addition, if you elect to participate in this offer with respect to your eligible in-the-money options, if any, as of that same date, you will become entitled to receive the cash payment described below, less any applicable tax withholding.

The amended option will continue to be subject to the terms and conditions of the Mercury Interactive Stock Plan under which the original option was granted, as adjusted in connection with the Merger, and as amended in accordance with this offer. (See Section 6)

Q7.
What will I receive in return for my options?

A7.
If you participate in this offer, any eligible option with respect to which you accept this offer will be replaced with the following consideration:

1.
Your eligible option will be amended to increase the exercise price per share to the new exercise price. The new exercise price will be the fair market value of a share of Mercury Interactive common stock on the date that Mercury Interactive determined the option was actually granted (that is, on the option's grant date of record), as adjusted in connection with the Merger.

    If only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is an eligible option and will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse tax consequences that this offer is designed to allow you to avoid and so that portion of the option grant will not be eligible for inclusion in the offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its adjusted original exercise price (as adjusted in connection with the Merger).

    Your Addendum will list the adjusted original exercise price of your eligible options, as well as the new exercise price of such options, should you accept this offer with respect to those options.

  2.
  In addition, for each eligible in-the-money option amended in this offer, you will receive a cash payment equal to the difference between the new exercise price per share of the amended option and the adjusted original exercise price per share multiplied by the number of unexercised shares subject to the eligible in-the-money option that was amended, in the manner described below. As noted in the definition section of Question and Answer 1, both the "new exercise price" and the "adjusted original exercise price" are after adjustment in connection with the Merger.

    Note also that the number of unexercised shares subject to your eligible option has been adjusted in connection with the Merger. Your Addendum will list the number of unexercised shares subject to your eligible option as adjusted in connection with the Merger and, to the extent applicable, the cash payment you will be entitled to receive for each eligible in-the-money option you elect to have amended. Note that your cash payment is subject to any applicable tax withholding.

For purposes of this offer, the term "option" generally refers to an option to purchase one or more shares of our common stock.

Eligible Option Example 1

You were issued an option to purchase 1,000 shares of Mercury Interactive common stock with an exercise price per share equal to $31.41 per share. In connection with the Merger, this option was assumed by the Company and adjusted to represent an option to purchase 1,347 of Hewlett-Packard common stock at an exercise price per share equal to $23.32 (this is the option's adjusted original exercise price). Of the adjusted number of shares subject to your option, 337 shares vested on or before December 31, 2004. On the option's grant date of record, the fair market value of Mercury Interactive common stock was $33.08 per share which, adjusted in connection with the Merger is $24.56 per Hewlett-Packard share. The Merger consideration was $52.00 per share. The portion of your option representing 674 shares was vested as of the Merger closing date (the 337 shares that vested before December 31, 2004 and an additional 337 that vested after December 31, 2004) and the option's original exercise price of $31.41 per share was less than $52.00. This portion of your option was "vested and in-the-money" on the Merger closing date, and therefore it was cancelled and cashed out in connection with the Merger. As of the offer expiration date, you had not exercised any portion of the option. Since the option's original exercise price of $31.41 was less than $52.00, the option will be an eligible in-the-money option with respect to 673 shares (the 674 shares which were vested and in-the-money on the Merger closing date were cancelled and cashed out in connection with the Merger and are therefore not eligible). If you accept this offer with respect to that option pursuant to the terms of the offer you will receive the following:

1.
The option to purchase 673 shares will be amended to increase the exercise price to $24.56 per share.

2.
A cash payment of $834.52 ($24.56-$23.32 multiplied by 673 shares) (the portion of the option eligible as of the expiration date of the offer), less any applicable tax withholding, will be payable on or promptly following January 2, 2007.

Eligible Option Example 2

You were issued an option to purchase 1,000 shares of Mercury Interactive common stock with an exercise price per share equal to $53.00 per share. In connection with the Merger, this option was assumed by the Company and adjusted to represent an option to purchase 1,347 shares of Hewlett-Packard common stock at an exercise price per share equal to $39.35 (this is the option's adjusted original exercise price). Of the adjusted number of shares subject to your option, 337 shares vested on or before December 31, 2004. On the option's grant date of record, the fair market value of Mercury Interactive common stock was $53.50 per share which, adjusted in connection with the Merger is $39.72 per Hewlett-Packard share. As of the offer expiration date, you had not exercised any portion of the option. The Merger consideration was $52.00 per share. The option will be an eligible option with respect to 1,010 shares (the 337 shares which vested on or before December 31, 2004 are not subject to Section 409A and are therefore not eligible) and if you accept this offer with respect to that option pursuant to the terms of the offer, your option to purchase 1,010 shares will be amended to increase the exercise price to $39.72 per share.

  Because the option's original exercise price of $53.00 is greater than $52.00, the option is not an eligible in-the-money option and consequently, no cash payment will be distributed with respect to this option. Note that all eligible in-the-money options were unvested at closing of the Merger.

Q8.
When will I receive my amended options and cash payments?

A8.
Any eligible options with respect to which you have elected to accept this offer will be amended on the amendment date (following the expiration of the offer). The amendment date will be the same date on which this offer expires. We expect the amendment date will be December 15, 2006. If the expiration date of the offer is delayed, the amendment date will be similarly delayed. Promptly after the expiration of the offer, you will receive an "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" evidencing the amendment of the options you elected to amend. (See Section 6)

In addition, the "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" will evidence your right to receive a cash payment for the eligible in-the-money options, if any, you elected to have amended. Any cash payment owed to you will be paid to you, less any applicable tax withholding, on or promptly following January 2, 2007. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. (See Section 6)

Q9.
Why won't I receive my cash payment immediately following the expiration of the offer?

A9.
The proposed tax regulations under Section 409A that allow us to offer you the opportunity to avoid unfavorable tax consequences by amending your options also impose certain requirements regarding the timing of the cash payments. These proposed tax regulations do not allow us to make the cash payments in the same calendar year in which the options are amended. Therefore, the earliest we can make these cash payments with respect to the eligible in-the-money options to eligible option holders who participate in the offer is in January 2007.

Q10.
How were my eligible options adjusted in connection with the Merger?

A10.
In connection with the Merger, each of your eligible options was assumed by Hewlett-Packard. When the options were assumed, they were adjusted in accordance with the formula described below and became rights to purchase Hewlett-Packard common stock rather than Mercury Interactive shares. To ensure that the options were adjusted in a manner that works to preserve the overall value of your options, the agreement between Hewlett-Packard and Mercury Interactive that governed the Merger required that the exercise price and number of shares subject to each assumed option was adjusted as follows:

Each assumed option was exercisable for a number of shares of Hewlett-Packard common stock determined by multiplying the number of shares issuable upon the exercise of the option held by you by 1.34701, rounded down to the nearest whole number of shares. We refer to the 1.34701 as the "Exchange Ratio." The exercise price per share for each option adjusted in connection with the Merger was determined by dividing the exercise price per share of each Mercury Interactive option held by you by the Exchange Ratio, rounded up to the nearest cent.

For example, if you held an option to purchase 1,000 shares of Mercury Interactive common stock with an original exercise price of $31.41 per share, it was adjusted in connection with the Merger in accordance with the formula described above to represent an option to purchase 1,347 shares of Hewlett-Packard common stock at the exercise price per share equal to $23.32 (this is the option's adjusted original exercise price).

Q11.
Am I required to participate in this offer?

A11.
No. Participation in this offer is completely voluntary.

However, if you do participate in this offer, with respect to each eligible option grant that you elect to have amended in this offer, you must accept this offer with respect to all of the shares subject to the outstanding portion of that option grant, to the extent that such shares vested after December 31, 2004 and except as described in Question and Answer 35. (See Section 2)

If you do not participate in this offer, you may be subject to certain adverse tax consequences. Please also see Question and Answers 16 and 17 for a description of the potential tax consequences to you if you decide not to participate in the offer and instead keep your current options.

Q12.
Once my options are accepted for amendment, is there anything I must do to receive the amended options or cash payments?

A12.
Once the offer has expired and your election with respect to options has been accepted, your eligible options will be amended. There is nothing that you must do to receive your amended options. Your amended options will be amended on the same day that the offer expires (but following the expiration of the offer). (See Section 2)

You also do not need to do anything in order to receive your cash payments for your eligible in-the-money options. Note that you will receive a cash payment only with respect to your eligible in-the-money options that are amended in this offer. The cash payment for these options will be made on or promptly following January 2, 2007, less any applicable tax withholding. Promptly following the expiration of the offer, we will send you an "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" evidencing your right to receive a cash payment for these options. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.

Q13.
When will my amended options vest?

A13.
If your options are amended, they will continue to vest according to the vesting schedule of your original options. Future vesting is subject to your continued service to us through each relevant vesting date. (See Section 9)

Q14.
Will the terms and conditions of my amended options be the same as my original options (as adjusted in connection with the Merger)?

A14.
Yes. Except for the new exercise price of your amended options, the terms and conditions of your amended options will remain the same as the terms and conditions of your eligible options (after those eligible options were adjusted in connection with the Merger, as described in Question and Answer 10). (See Sections 2, 9 and 14)

Q15.
What happens to my options if I elect to participate in the offer with respect to eligible options but then exercise those options before expiration of the offer?

A15.
If you elect to participate in the offer but exercise your eligible options prior to expiration of the offer, those options which you exercise will no longer be eligible to be amended in this offer and, if those options which you exercise are eligible in-the-money options, you will not receive a cash payment with respect to such options. Your options instead will terminate upon exercise in accordance with their terms. (See Question and Answer 16) In addition, with respect to those eligible options you exercise prior to expiration of the offer, you may be required to recognize ordinary income and may also be subject to an additional 20% penalty tax and interest.

  Furthermore, some states, including California, may impose additional penalty taxes. (See Section 14)

Q16.
What happens to my options if I do not turn in my election form by the deadline, choose not to participate or my options are not accepted?

A16.
If we do not receive your properly completed election form by the deadline, you choose not to participate, or your options are not accepted by us under this offer, your existing options will (1) remain outstanding until they expire by their terms, including but not limited to expiration in connection with your termination of employment or other service, (2) retain their adjusted original exercise price, (3) retain their adjusted share amount available for purchase, (4) retain their current terms for exercise, and (5) retain their current vesting schedule. As described in Question and Answer 2, you may be required to recognize ordinary income before the options are exercised and may also be subject to an additional 20% tax and interest penalty. In addition, some states, including California, may impose additional penalty taxes. We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences, including any state tax consequences. (See Section 14)

Q17.
Are there any positive or negative tax consequences to my participation in the offer?

A17.
Yes. As a result of participation in this offer, you may avoid potentially adverse tax consequences associated with your eligible options under United States tax law.

Section 409A and proposed tax regulations under the American Jobs Creation Act of 2004 provide that stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant (i.e., granted at a discount) must have fixed exercise dates to avoid early income recognition and an additional 20% tax. None of the eligible options have fixed exercise dates and therefore Section 409A would likely subject the eligible option holders to income recognition before the options are exercised and would subject the eligible option holders to the additional 20% tax. It is likely that the eligible option holders would have income recognition equal to the difference between the fair market value of the shares on the date of vesting and the exercise price (the "spread"). Because the proposed tax regulations do not explicitly address this, it is unclear how the additional 20% tax will be calculated, but we think that it is likely that at a minimum the amount of the spread will be subject to the 20% tax when the options vest and it is possible that during each subsequent tax year (until the option is exercised), the increase in value of the underlying stock will be taxed as well.

Hewlett-Packard cannot guarantee any particular tax results related to your options; furthermore, there is uncertainty because the proposed tax regulations are not final. However, Hewlett-Packard will withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable laws. Because this offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in this offer.

Example: You hold options to purchase 1,000 shares of Hewlett-Packard common stock with an adjusted original exercise price per share of $23.32 which was granted at a time when the per share fair market value of Mercury Interactive's common stock was $24.56 (as adjusted in connection with the Merger). On January 1, 2007 a total of 250 of the shares subject to the option vest and on such date the per share fair market value of Hewlett-Packard's common stock is $40.00. Under the proposed tax regulations, upon the vesting date, you may have taxable income equal to $4,170.00 (the difference between $40.00 and $23.32 multiplied by the 250 shares that vest) and owe an additional $834.00 due to the 20% tax (20% of $4,170.00). Additionally, you may owe an interest penalty with the calculation of such penalty dating back to the original date of grant and you may owe additional taxes in subsequent years, based on an increase in value of the underlying stock.

Please also see Question and Answer 16 for a description of the potential consequences to you if you decide not to participate in the offer and instead keep your current options.

If you participate in the offer, you should not be required under current United States law to recognize income for United States federal income tax purposes on the option at the time you choose to accept the offer. On the amendment date, you should not be required under current law to recognize income for United States federal income tax purposes with respect to any amended options. However, you will have taxable income to the extent you receive any cash payments with respect to any eligible in-the-money options that are amended. (See Section 14) In addition, you may have taxable income when you exercise your amended options or when you sell your shares. (See Section 14)

Uncertainty

Unfortunately, the Internal Revenue Service (the "IRS") has not issued definitive final guidance under Section 409A. There is a chance that final guidance issued by the IRS may provide some relief with respect to certain eligible options and your personal tax advisor may advocate a position under the current statute and IRS guidance that your eligible options are exempt from Section 409A. We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our eligible option holders regarding such guidance.

In addition, if you are subject to taxation in the United States, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in this offer. Please see Schedules C through G of this Offer to Amend, as applicable, for a description of these tax consequences. Further, some states, including California, may impose additional penalty taxes. We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences, including any state tax consequences.

Q18.
If I choose to participate in this offer, are there circumstances under which my eligible options would be amended but I would not receive a cash payment for them?

A18.
Yes, if you choose to accept this offer with respect to an option that is an eligible option but not an eligible in-the-money option, you will receive an amended option but you will not receive a cash payment. You will receive an amended option and cash payment in accordance with Sections 2 and 6 of this offer only with respect to your eligible in-the-money options that are amended in this offer.

However, your option will not be amended and cash payment will not be made if we are prohibited from doing so by applicable laws. For example, we could become prohibited from amending options as a result of changes in SEC, New York Stock Exchange, Nasdaq Global Select Market rules or applicable laws outside the U.S. We do not anticipate any such prohibitions at this time. (See Section 13)

Q19.
What happens to my option and cash payment if I elect to participate in the offer but then my employment or other service with the Company terminates after expiration of the offer?

A19.
If you elect to participate in this offer with respect to your eligible options, such options will be amended on the same day as the expiration date (but following the expiration of the offer). Your amended options will continue to vest according to the vesting schedule of your original options. Therefore, if your employment or other service with Hewlett-Packard terminates after your options are amended pursuant to this offer, your amended options will cease to vest in accordance with their terms. If you elect to participate in this offer with respect to your eligible in-the-money options, if any, as of the expiration date (but following the expiration of the offer), you will become entitled to receive a cash payment with respect to those options, less any applicable tax withholding. Such cash payments will not be subject to any further vesting conditions, so you will receive any cash payments to which you are entitled on or promptly following January 2, 2007, regardless of whether the amended option is vested and regardless of whether you are providing service to us then. (See Questions and Answers 12 and 13 and Sections 2 and 6)

Q20.
How will Hewlett-Packard confirm to me that my election form or withdrawal form has been received?

A20.
Hewlett-Packard intends to confirm the receipt of your election form and/or any withdrawal form by e-mail within two U.S. business days. If you have not received an e-mail confirmation within two U.S. business days, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail STOCKTENDER@MERCURY.COM. (See Section 4)

Q21.
Can I accept this offer with respect to shares of Hewlett-Packard common stock that I previously acquired upon exercise of options?

A21.
No. This offer relates only to outstanding options to purchase Hewlett-Packard common stock; specifically, the offer relates to certain Mercury Interactive options that were assumed in connection with the Merger that now are options to purchase Hewlett-Packard common stock. You may not accept this offer with respect to shares of Hewlett-Packard common stock or other options to purchase Hewlett-Packard common stock that were not assumed in connection with the Merger. (See Section 2)

Q22.
Will my decision to participate in the offer have an impact on my ability to receive options in the future?

A22.
No. Your election to participate or not to participate in the offer will not have any effect on our making future grants of options to purchase common stock, or any other rights to you or anyone else. (See Section 7)

Q23.
Is this a repricing of options?

A23.
Yes. Amendment of your eligible options is considered a repricing of options. As a result, the Company may record additional stock-based compensation based on the difference between the fair value of the options as of the closing of the offer period and the fair value of the amended option. We will recognize a compensation expense for financial reporting purposes in the aggregate amount of the cash payments that become payable pursuant to the terms of the offer. (See Section 12)

Q24.
How does Hewlett-Packard determine whether I have properly accepted this offer?

A24.
We will determine, at our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options under this offer that we determine are not in good order or that we determine are unlawful to accept. We will accept all properly elected eligible options that are not validly withdrawn, subject to the terms of this offer. No election with respect to eligible options will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any election form, and we will not incur any liability for failure to give any notice. (See Section 4)

Q25.
When will my amended options expire?

A25.
Your amended options, if any, will expire on the same date as the scheduled expiration of your original eligible options or earlier upon your termination of employment or other service with the Company. (See Section 9)

Q26.
Will I receive any paperwork indicating my options have been amended?

A26.
Yes. Promptly after the expiration of the offer, the Company will send you an "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" evidencing the amendment of the options you elected to amend. (See Section 9)

Q27.
Are there any conditions to this offer?

A27.
Yes. The implementation of this offer is not conditioned upon it being accepted with respect to a minimum number of eligible options. However, the completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Amend. (See Section 7)

Q28.
If you extend the offer, how will you notify me?

A28.
If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date. (See Sections 2 and 15)

Q29.
How will you notify me if the offer is changed?

A29.
If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the day we change the offer. (See Section 15)

Q30.
Can I change my mind and withdraw from this offer?

A30.
Yes. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date. If we extend the expiration date, you may withdraw your election with respect to some or all of your eligible options at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. However, if we have not accepted your election by 9:00 p.m., Pacific Time, on January 17, 2007, you may withdraw your options at any time thereafter. (See Section 5)

Q31.
How do I withdraw my election?

A31.
To withdraw your election with respect to some or all of your eligible options, you must do the following before the expiration date:

1.
Properly complete and sign the attached withdrawal form.

2.
Fax the completed and signed withdrawal form to (650) 625-3471. (See Section 5)

Any election with respect to options you do not withdraw will remain in effect under this offer pursuant to the last properly submitted election form.

Q32.
What if I withdraw my election and then decide again that I want to participate in this offer?

A32.
If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the expiration date. You may elect to accept this offer with respect to some or all of the eligible option grants. The new election form must be signed and dated after the date of your withdrawal form. (See Section 5)

Q33.
Can I change my mind about which options with respect to which I want to accept this offer?

A33.
Yes. You may change your mind after you have submitted an election form and change the options with respect to which you elect to accept this offer at any time before the expiration date by completing and faxing a withdrawal form to (650) 625-3471. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to accept this offer with respect to additional options, or you may choose to accept this offer with respect to fewer options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Please be sure that any new election form you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal form.

Q34.
How should I decide whether or not to accept this offer with respect to my eligible options?

A34.
We understand that the decision whether or not to accept this offer with respect to your eligible options will be a challenging one for many eligible option holders. The program does carry risk (see "Risks of Participating in the Offer" on page 18 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your eligible options, even considering the potential tax consequences of keeping them (as described in Section 14) than what we are offering as consideration in the offer. The decision to participate in the offer must be your own. We recommend that you consult with your financial, legal and/or tax advisors to determine if participation in this offer is right for you. You may also contact Deloitte Tax LLP with any general questions regarding the terms of this offer or requests for general tax information about this offer. (See Section 3)

Q35.
What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A35.
If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible option holder beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As legal owner of the eligible option, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the eligible option for any errors made by you with respect to such an election. (See Section 2)

Q36.
Will my amended options remain nonstatutory stock options for United States tax purposes?

A36.
Your amended options will remain nonstatutory stock options for purposes of United States tax law.

For more detailed information, please read the rest of the Offer to Amend, and see the tax disclosure set forth under the section entitled "Material United States federal income tax consequences." (Section 14)

We recommend that you read the tax discussion in this Offer to Amend and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisors. (See Sections 9 and 14)

Q37.
Does Section 409A impact ESPP shares or restricted stock?

A37.
No, ESPP shares and restricted stock are not impacted by 409A or this offer.

Q38.
Whom can I contact if I need to confirm Hewlett-Packard's receipt of my election and/or any withdrawal form, I have questions about the offer, or if I need additional copies of the offer documents?

A38.
Hewlett-Packard intends to confirm the receipt of your election form and/or any withdrawal form by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Hewlett-Packard has received your response, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail STOCKTENDER@MERCURY.COM.

If you need additional copies of the offer documents or the election or withdrawal forms, you should e-mail STOCKTENDER@MERCURY.COM. Copies will be furnished promptly at Hewlett-Packard's expense. You can also view and print documents at [LINK].

For general questions concerning this offer or general questions about the tax consequences discussed in this offer, please contact:

      Jason Russell
      Deloitte Tax LLP
      HP409A@DELOITTE.COM

RISKS OF PARTICIPATING IN THE OFFER

        Participating in the offer involves a number of risks, including those described below. This list and items discussed in "Factors that Could Affect Future Results" set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Hewlett-Packard's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006 and in Hewlett-Packard's SEC reports filed after that report, which are incorporated herein by reference, highlight the material risks of participating in this offer. You should carefully consider these risks and you are encouraged to speak with your financial, legal and/or tax advisors as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Amend discussing the tax consequences in the United States, as well as the rest of this Offer to Amend for a more in-depth discussion of the risks that may apply to you before deciding to participate in the offer.

Economic Risks

  If Hewlett-Packard is acquired, your eligible options could have been worth more than your amended options plus the cash payments.

        An acquisition or similar transaction involving Hewlett-Packard could significantly affect our stock price, including potentially substantially increasing the price of our shares. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our common stock resulting from a merger or acquisition. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate, even after taking into account the potential adverse tax consequences of not participating. In addition, your amended options may be exercisable for stock of the acquirer, not Hewlett-Packard common stock, while option holders who decide not to participate in this offer might be able to exercise their options before the effective date of the merger or acquisition and sell their Hewlett-Packard common stock before the effective date.

        Finally, if you are an employee or other service provider of Hewlett-Packard and we are acquired after the expiration date, it is possible that an acquirer could terminate your employment or other service and therefore, to the extent that you have any amended options subject to vesting, those amended options will cease to vest and will terminate in accordance with their terms. Regardless of whether you are an employee or other service provider of the Company on the scheduled payment date, you will still be entitled to receive any cash payments with respect to eligible options you elected to have amended in this offer.

Federal Tax-Related Risks

  The IRS could change the expected Section 409A tax consequences.

        The IRS is expected to provide additional guidance with respect to Section 409A and the tax implications of discount options. It is possible that such guidance could be significantly different from the current guidance. New guidance could impose less onerous tax consequences on discount options and, as a result, it may have been more beneficial to you not to participate in the offer and to have retained your eligible options.

        Although we have designed this offer in a way that is specifically contemplated by the U.S. Treasury Department and the U.S. Internal Revenue Service to avoid adverse tax treatment under Section 409A, there can be no guarantee of any specific tax treatment with respect to this offer or in the future should the tax laws change again in a manner that would adversely affect your new options. In that event, Hewlett-Packard cannot provide any assurance that an offer similar to this one will be made.

  Taxable events even if amended options are not exercised.

        Any cash payments received for eligible in-the-money options will be subject to regular income and employment tax withholding at the time of receipt. Your resulting tax liability when you file your income tax return could differ from the amount of taxes we are required to withhold and, as a result, it is possible that additional taxes may be due for the year you receive the cash payment.

  Tax-related risks for tax residents of multiple countries.

        If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. Certain eligible option holders are subject to the tax laws in the United States, and also to the tax laws in Canada, France, India, Israel, and the United Kingdom. If you are subject to the tax laws in one of these countries, please see the description of the tax consequences of participating in the offer under the tax laws of such countries which is included in Schedules C through G to this Offer to Amend. You should also be certain to consult your personal tax advisor to discuss these consequences.

THE OFFER

1.     Eligibility.

        You are an "eligible option holder" only if you are subject to United States taxation and hold otherwise eligible options, if those options remain outstanding as of the last date on which this offer remains open for acceptance.

        If you are an employee or other service provider of Hewlett-Packard Company (referred to as "Hewlett-Packard,""HP," the "Company," "we," "our" or "us"), unless expressly provided by an agreement between you and Hewlett-Packard or by the requirements of applicable law, your employment or other service with Hewlett-Packard will remain "at will" and can be terminated by you or us at any time, with or without cause or notice. You do not need to be an active employee or other service provider of Hewlett-Packard in order to be an eligible option holder. However, if you are no longer an active employee or other service provider of the Company, your options will have ceased to vest in accordance with their terms and you will be eligible to participate in this offer only with respect to options which have vested and remain outstanding as of the last date on which this offer remains open for acceptance.

        None of our executive officers, listed on Schedule A to this Offer to Amend, including those who are officers for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and none of our directors holds eligible options and therefore none of our executive officers or directors is eligible to participate in this offer.

2.     Number of options and amount of consideration; expiration date.

        Subject to the terms and conditions of this offer, we will accept for amendment eligible options that are held by eligible option holders and with respect to which proper elections are made, and are not validly withdrawn, before the expiration date.

        An option to purchase common stock is eligible for this offer only if each of the following conditions is met:

  •
  the option was assumed by us in connection with the merger by and among Hewlett-Packard Company and Mercury Interactive Corporation (the "Merger"), which was completed on November 6, 2006 (the "Merger closing date");

  •
  the option was granted under any of the Mercury Interactive Corporation 1999 Stock Option Plan, the Mercury Interactive Corporation 2000 Supplemental Stock Option Plan, or the

    Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees (together, the "Mercury Interactive Stock Plans");

  •
  the option had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option's grant date (that is, it was granted at a "discount" to the then-current fair market value of the underlying stock);

  •
  the option was unvested as of December 31, 2004 (if only a portion of an option grant was unvested as of December 31, 2004, the unvested portion may be an "eligible option"); and

  •
  the option is outstanding as of the last date on which this offer remains open for acceptance.

        As noted above, in order to be eligible, options must be outstanding as of the expiration date of the offer. For example, if a particular option grant expires after commencement, but before the expiration date, that particular option grant is not eligible for this offer.

        If you choose to accept this offer with respect to any of your outstanding options in this offer, you need not accept this offer with respect to all of your eligible options. However, if you do choose to accept this offer with respect to an eligible option, you must accept this offer with respect to all of the shares subject to that option grant that were unvested as of December 31, 2004. If you have exercised a portion of an eligible option grant, your election will apply to the portion that remains outstanding and unexercised.

        If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible option holder beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option if so directed by the beneficial owner as to his or her portion in accordance with the applicable domestic relations order or comparable legal documents. As legal owner of the eligible option, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the eligible option for any errors made by you with respect to such an election.

        Subject to the terms of this offer and upon our acceptance of the options with respect to which you have properly elected to accept this offer, an eligible option with respect to which you accept this offer will be replaced with the following consideration:

  1.
  Your eligible option will be amended to increase the exercise price per share to the fair market value of a share of the common stock of Mercury Interactive on the date that Mercury Interactive determined the option was actually granted (that is, on the option's grant date of record), as adjusted in connection with the Merger (the "new exercise price"). If only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is an eligible option and will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse tax consequences that this offer is designed to allow you to avoid and so that portion of the option grant will not be eligible for inclusion in the offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its original exercise price (as adjusted in connection with the Merger, referred to as the "adjusted original exercise price").

    You will be provided with an Addendum which will list the eligible options and, for each eligible option, the adjusted original exercise price of your eligible options, and the new exercise price of the eligible options, should you accept this offer with respect to those options.

  2.
  In addition, if your eligible option had an original exercise price (before adjustment in connection with the Merger) less than $52.00 per share, for each such eligible in-the-money option amended in this offer, you will receive a cash payment equal to the difference between the new exercise price per share of the amended option and the adjusted original exercise price per share multiplied by the number of unexercised shares subject to the amended option in the manner described below. Note that both the "new exercise price" and the "adjusted original exercise price" are after adjustment in connection with the Merger.

    Note that the number of unexercised shares subject to your option has been adjusted in connection with the Merger. Your Addendum will list the number of unexercised shares subject to your option as adjusted in connection with the Merger and, to the extent applicable, the cash payment you will be entitled to receive for each eligible option you elect to have amended. Your cash payment will be subject to any applicable tax withholding.

        For purposes of this offer, the term "option" generally refers to an option to purchase one or more shares of our common stock.

        In connection with the Merger, each of your eligible options was assumed by the Company. When the options were assumed, they were adjusted so that they became options to purchase Hewlett-Packard shares rather than Mercury Interactive shares. To ensure that the options were adjusted in a manner that works to preserve the overall value of your options, the agreement between Hewlett-Packard and Mercury Interactive that governed the Merger required that the exercise price and number of shares subject to each assumed option was adjusted as follows:

        Each assumed option was exercisable for a number of shares of Hewlett-Packard common stock determined by multiplying the number of shares issuable upon the exercise of the option held by you by 1.34701 (the "Exchange Ratio"), rounded down to the nearest whole number of shares. The exercise price per share for each option adjusted in connection with the Merger was determined by dividing the exercise price per share of each Mercury Interactive option held by you by the Exchange Ratio, rounded up to the nearest cent.

        For example, if you held an option to purchase 1,000 shares of Mercury Interactive common stock with an original exercise price of $31.41 per share, it was adjusted in connection with the Merger in accordance with the formula described above to represent an option to purchase 1,347 shares of Hewlett-Packard common stock at the exercise price per share equal to $23.32 (this is the option's adjusted original exercise price).

  Eligible Option Example 1

  You were issued an option to purchase 1,000 shares of Mercury Interactive common stock with an exercise price per share equal to $31.41 per share. In connection with the Merger, this option was assumed by the Company and adjusted to represent an option to purchase 1,347 of Hewlett-Packard common stock at an exercise price per share equal to $23.32 (this is the option's adjusted original exercise price). Of the adjusted number of shares subject to your option, 337 shares vested on or before December 31, 2004. On the option's grant date of record, the fair market value of Mercury Interactive common stock was $33.08 per share which, adjusted in connection with the Merger is $24.56 per Hewlett-Packard share. The Merger consideration was $52.00 per share. The portion of your option representing 674 shares was vested as of the Merger closing date (the 337 shares that vested before December 31, 2004 and an additional 337 that vested after December 31, 2004) and the option's original exercise price of $31.41 per share was less than $52.00. This portion of your option was "vested and in-the-money" on the Merger closing date, and therefore it was cancelled and cashed out in connection with the Merger. As of the offer expiration date, you had not exercised any portion of the option. Since the option's original exercise price of $31.41 was less than $52.00, the option will be an eligible in-the-money option with respect to 673 shares (the 674 shares which were vested and in-the-money on the Merger closing date were cancelled and cashed out in connection with the Merger and are therefore not eligible). If you accept this offer with respect to that option pursuant to the terms of the offer you will receive the following:

  1.
  The option to purchase 673 shares will be amended to increase the exercise price to $24.56 per share.

  2.
  A cash payment of $834.52 ($24.56-$23.32 multiplied by 673 shares) (the portion of the option eligible as of the expiration date of the offer), less any applicable tax withholding, will be payable on or promptly following January 2, 2007.

  Eligible Option Example 2

  You were issued an option to purchase 1,000 shares of Mercury Interactive common stock with an exercise price per share equal to $53.00 per share. In connection with the Merger, this option was assumed by the Company and adjusted to represent an option to purchase 1,347 shares of Hewlett-Packard common stock at an exercise price per share equal to $39.35 (this is the option's adjusted original exercise price). Of the adjusted number of shares subject to your option, 337 shares vested on or before December 31, 2004. On the option's grant date of record, the fair market value of Mercury Interactive common stock was $53.50 per share which, adjusted in connection with the Merger is $39.72 per Hewlett-Packard share. As of the offer expiration date, you had not exercised any portion of the option. The Merger consideration was $52.00 per share. The option will be an eligible option with respect to 1,010 shares (the 337 shares which vested on or before December 31, 2004 are not subject to Section 409A and are therefore not eligible) and if you accept this offer with respect to that option pursuant to the terms of the offer, your option to purchase 1,010 shares will be amended to increase the exercise price to $39.72 per share. Because the option's original exercise price of $53.00 is greater than $52.00, the option is not an eligible in-the-money option and consequently, no cash payment will be distributed with respect to this option. Note that all eligible in-the-money options were unvested at closing of the Merger.

        The vesting of your amended options will not change. As a result, once you cease to be an employee or other service provider, there will be no further vesting of your amended option.

        All amended options will be subject to the terms of the option plan under which they were granted (after those eligible options were adjusted in connection with the Merger, as described above in this Section and Question and Answer 10), and as amended in accordance with this offer. The current form of option agreements under the Mercury Interactive Stock Plans is attached as an exhibit to the Schedule TO with which this offer has been filed. See Section 9 of this Offer to Amend for a description of the Mercury Interactive Stock Plans.

        The expiration date for this offer will be 9:00 p.m., Pacific Time, on December 15, 2006, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Amend for a description of our rights to extend, terminate and amend the offer.

3.     Purpose of the offer.

        As a result of the Merger and pursuant to the terms of the Merger agreements, we assumed certain stock options granted under the Mercury Interactive Stock Plans and agreed to address issues related to Section 409A. It had been determined that certain options granted under the Mercury Interactive Stock Plans were issued with an exercise price less than the fair market value of the underlying Mercury Interactive common stock on the date of grant. Section 409A provides that the portion of options that were granted at a discount and vest after December 31, 2004 will likely subject the eligible option holders to unfavorable tax consequences. If the eligible options are amended and, to the extent applicable, cash payment distributed, the unfavorable tax consequences, as described in Section 14 of this Offer to Amend, will be eliminated.

        Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

  •
  any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company, except as described below;

  •
  any purchase, sale or transfer of a material amount of our assets;

  •
  any material change in our present dividend rate or policy, or our indebtedness or capitalization;

  •
  any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board of director vacancies or to change any executive officer's material terms of employment;

  •
  any other material change in our corporate structure or business;

  •
  our common stock being delisted from the New York Stock Exchange or the Nasdaq Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

  •
  our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

  •
  the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

  •
  the acquisition by any person of an amount of our securities or the disposition of an amount of any of our securities; or

  •
  any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

        In the ordinary course of business, from time to time, the Company evaluates acquisition opportunities. At the present time, we are reviewing a number of opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

        In the ordinary course of business, the Company makes changes in the composition and structure of its board of directors and/or management. The Company expects that it will continue to make changes in this regard. In connection with the addition of an individual to our board of directors, the Company's bylaws may be amended to provide for an exact number of directors between the authorized number of directors of not less than eight (8) nor more than seventeen (17).

        As disclosed in our public filings, the board of directors has authorized a stock buyback program or programs which are currently being implemented through open market purchases of our common stock. The Company expects to continue to operate these programs during the pendency of this offer.

        Hewlett-Packard has effective shelf registration statements filed with the SEC that enable it to offer and sell from time to time, in one or more offerings, debt securities, common stock, preferred stock, depositary shares and warrants. Hewlett-Packard continually evaluates and, as appropriate, adjusts its debt levels based on its consideration of a number of factors, including cash flow expectations, cash requirements for operations, investment plans (including acquisitions), share repurchase activities and the overall cost of capital. In connection with these activities, and in anticipation of the maturation of existing debt securities or for other purposes, Hewlett-Packard may, from time to time, offer and sell one or more classes of debt or other securities upon terms and conditions to be determined immediately prior to the commencement of those offerings, and those offerings, if commenced, may be material in amount.

        Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. Hewlett-Packard has engaged Deloitte Tax LLP to prepare communications regarding this offer and to provide general tax information to eligible option holders with respect to this offer. Deloitte Tax LLP will not provide tax advice specific to an individual's circumstances or make any recommendation. You must make your own decision about whether to participate in this offer. We recommend that you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisors.

4.     Procedures for electing to participate in this offer.

  Proper election to elect to participate in this offer.

        Participation in this offer is voluntary. To participate in this offer, you must, in accordance with the instructions of the election form, properly complete, sign and fax the election form to the Company. Hewlett-Packard must receive the properly completed and signed election forms via fax before the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on December 15, 2006, unless we extend the offer. Election forms and related documents may only be submitted by fax to (650) 625-3471.

        If you participate in this offer, you must accept this offer with respect to all of the shares subject to the outstanding portion of that option grant. To help you recall your outstanding eligible option grants and give you the tools to make an informed decision, we will provide you with an Addendum listing your eligible options (including the numbers of shares subject to the option and its adjusted original exercise price), the new exercise price that will apply if the option is amended and, to the extent applicable, the cash payments with respect to eligible in-the-money options, if amended. If you hold an option that is not listed on the Addendum, the option is not an eligible option.

        Except as noted in Section 5, your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on December 15, 2006, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date, as described in Section 5 of this Offer to Amend. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date.

        If you submit an election form, and then decide that you would like to elect to accept this offer with respect to additional options, you must fax a new election form to (650) 625-3471 by the expiration date. This new election form must also list all of the options with respect to which you wish to accept this offer, because your original election form will no longer be valid. You may submit new election forms as often as you wish prior to the expiration date, but you will be bound by the last properly submitted election or withdrawal form we receive prior to the election date.

        The delivery of all documents, including election forms, is at your risk. Hewlett-Packard intends to confirm the receipt of your election form and/or any withdrawal form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your election form and/or any withdrawal form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail STOCKTENDER@MERCURY.COM. Only responses that are complete, signed and actually received via fax by the Company by the deadline will be accepted. Responses may only be submitted via fax. Responses submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

        This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any election that we determine is not in good order or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, we will accept all options with respect to which proper elections are made promptly after the expiration of this offer.

        Our receipt of your election form is not by itself an acceptance of your options. For purposes of this offer, we will be deemed to have accepted options with respect to which proper elections have been made and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options. We may issue this notice of acceptance by press release, e-mail or other methods of communication. Options accepted will be amended on the expiration date, which we presently expect will be December 15, 2006.

  Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

        We will determine, at our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options with respect to which elections have been made that we determine are not in good order or that we determine are unlawful to accept. We will accept all options with respect to which proper elections are made that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any election of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options with respect to which elections have been made. No elections will be deemed to have been properly made until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

  Our acceptance constitutes an agreement.

        Your election through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for amendment will constitute a binding agreement between Hewlett-Packard and you upon the terms and subject to the conditions of this offer.

5.     Withdrawal rights and change of election.

        You may withdraw the options with respect to which you previously elected to accept the offer only in accordance with the provisions of this section.

        If you have previously elected to accept this offer with respect to your options, you may withdraw that election with respect to some or all of these options at any time before the expiration date, which is expected to be 9:00 p.m., Pacific Time, on December 15, 2006. If we extend the offer, you may withdraw your options at any time until the extended expiration date.

        In addition, although we intend to accept all options with respect to which valid elections have been made promptly after the expiration of this offer, if we have not accepted your options by 9:00 p.m. Pacific Time on January 17, 2007, you may withdraw your options at any time thereafter.

        To validly withdraw some or all of the options with respect to which you previously have chosen to accept this offer, you must fax to (650) 625-3471, in accordance with the procedures listed in Section 4 above, a signed and dated withdrawal form with the required information, while you still have the right to withdraw the options. Any options you do not withdraw will remain bound pursuant to your prior election form. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the expiration date. Hewlett-Packard must receive the properly completed and signed withdrawal form before the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on December 15, 2006, unless we extend the offer.

        You may not rescind any withdrawal. Your elections with respect to withdrawn eligible options will be deemed not properly made for purposes of the offer, unless you properly re-elect to accept this offer with respect to your eligible options before the expiration date. To re-elect to accept this offer with respect to the withdrawn eligible options, you must fax a new election form to (650) 625-3471 before the expiration date by following the procedures described in Section 4 of this Offer to Amend. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form.

        Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be final and binding.

        The delivery of all documents, including any withdrawal forms and any new election forms, is at your risk. Hewlett-Packard intends to confirm the receipt of your withdrawal form and/or any election form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your withdrawal form and/or any election form. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail STOCKTENDER@MERCURY.COM. Only responses that are complete, signed and actually received via fax by the Company by the deadline will be accepted. Responses may be submitted only by fax. Responses submitted by any other means, including e-mail, hand delivery, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted.

6.     Acceptance of options for amendment, issuance of cash payments, and amended options.

        Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for amendment all eligible options with respect to which proper elections have been made that have not been validly withdrawn before the expiration date.

        Subject to the terms and conditions of this offer, if elections with respect to your eligible options are properly made and accepted by us, these options will be amended as of the amendment date (but following the expiration of the offer), which is on the same date as the expiration date. We expect that the expiration date will be December 15, 2006 9:00 p.m., Pacific Time, unless the offer period is extended. We expect that the amendment date will be December 15, 2006, unless the offer period is extended. If the expiration date is delayed, the amendment date will be similarly delayed. Once eligible options with respect to which you elect to accept this offer are amended, those options will be replaced in full by the amended options.

        For purposes of the offer, we will be deemed to have accepted options for you with respect to which valid elections have been made and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for amendment of the options. This notice may be made by press release, e-mail or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Amend, we currently expect that we will accept promptly after the expiration date all options with respect to which proper elections have been made that are not validly withdrawn.

        In lieu of the eligible options with respect to which you choose to accept this offer, you will be entitled to receive amended options and, to the extent applicable, a cash payment, as described in Section 2 of this Offer to Amend, subject to any applicable vesting conditions. Eligible options with respect to which you choose to accept this offer will be amended on the amendment date, which is the same date as the expiration date. The amendment date will be December 15, 2006, unless the offer period is extended. Promptly following the expiration of the offer, you will receive an "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" evidencing the amendment of the options you elected to amend.

        In addition, if you elected to amend any eligible in-the-money option, the "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment" will evidence your right to receive the cash payment. Any cash payment owed to you for an eligible in-the-money option with respect to which you have chosen to accept this offer will be paid to you, less any applicable tax withholding, on or promptly following January 2, 2007. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. If you do not receive an Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment within seven U.S. business days after the expiration date, please e-mail STOCKTENDER@MERCURY.COM.

        The proposed tax regulations under Section 409A that allow us to offer you the opportunity to avoid unfavorable tax consequences by amending your options also impose certain requirements regarding the timing of the cash payments with respect to your eligible in-the-money options. These proposed tax regulations do not allow us to make the cash payments in the same calendar year in which the options are amended. Therefore, the earliest we can make these cash payments to eligible in-the-money option holders who participate in the offer is in January 2007.

        Options that we do not accept for amendment will remain outstanding until they expire by their terms and will retain their current exercise price, current exercise terms and current vesting schedule. If you elect to participate in the offer but exercise your eligible options prior to expiration of the offer, those options which you exercise will no longer be eligible to be amended in this offer and you will not receive a cash payment, to the extent you exercise options that are eligible in-the-money options. Please see Section 14 of this Offer to Amend for a description of the tax consequences to you of participating or not participating in this offer.

7.     Conditions of the offer.

        If Hewlett-Packard is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no amended options. Notwithstanding any other provision of this offer, we will not be required to accept any options for amendment, and we may terminate the offer, or postpone our acceptance and amendment of any options for which elections to amend have been made, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us to have occurred:

  •
  there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

  •
  any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us);

  •
  there shall have occurred:

  •
  any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

  •
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

  •
  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

  •
  in our reasonable judgment, any extraordinary or material adverse change in United States financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index, the Nasdaq Composite Index, or the Standard & Poor's 500 Index from the date of the commencement of the offer,

  •
  the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

  •
  if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

  •
  a tender or offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed or we shall have learned that:

  •
  any person, entity or group has purchased all or substantially all of our assets,

  •
  any person, entity or "group" within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

  •
  any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 1% of our outstanding shares,

  •
  any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for amendment of or to set a fixed exercise date on eligible options, or

  •
  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

  •
  there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer other than as contemplated as of the commencement date of this offer (as described in Section 12);

  •
  any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of Hewlett-Packard that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us); or

  •
  any rules or regulations by any governmental authority, the National Association of Securities Dealers, the New York Stock Exchange, the Nasdaq Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to the Company, which might restrain, prohibit, or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits to us).

        If any of the above events occur, we may:

  •
  terminate the offer and promptly return all eligible options with respect to which elections have been made to the eligible option holders;

  •
  complete and/or extend the offer and, subject to your withdrawal rights, retain all options with respect to which elections have been made until the extended offer expires;

  •
  amend the terms of the offer; or

  •
  waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

        The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.     Price range of shares underlying the options.

        The Hewlett-Packard common stock that underlies your options is traded on both the New York Stock Exchange and the Nasdaq Global Select Market under the symbol "HPQ." The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the New York Stock Exchange.

	High	Low
Fiscal Year Ending October 31, 2006
4th Quarter	$40.10	$31.30
3rd Quarter	$34.04	$29.00
2nd Quarter	$34.52	$29.84
1st Quarter	$32.48	$27.68
Fiscal Year Ended October 31, 2005
4th Quarter	$29.51	$23.66
3rd Quarter	$25.07	$20.12
2nd Quarter	$22.26	$19.56
1st Quarter	$21.58	$18.50
Fiscal Year Ended October 31, 2004
4th Quarter	$20.67	$16.08
3rd Quarter	$22.18	$19.21
2nd Quarter	$25.00	$19.68
1st Quarter	$26.28	$21.00

        On November 13, 2006, the closing sale price of our common stock, as reported by the New York Stock Exchange was $40.22 per share.

        You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.     Source and amount of consideration; terms of amended options.

  Consideration.

        We will issue cash payments in addition to amended options with respect to eligible in-the-money options for which proper elections have been made and accepted as described in Section 2 of this Offer to Amend. Cash payments will be made from Hewlett-Packard's general corporate assets, and you will be a general creditor of Hewlett-Packard with respect to the cash payments until they are received.

        If we receive and accept elections from eligible option holders of all options eligible for this offer, subject to the terms and conditions of this offer, we will amend options to purchase a total of approximately 954,033 shares of our common stock, or approximately .034877% of the total shares of our common stock outstanding as of November 10, 2006, and the maximum aggregate cash payments payable pursuant to the offer will be $1,074,874.06.

  General terms of amended options.

        If we have accepted your election to amend your options, you will receive the consideration described in Section 2 of this Offer to Amend. Each amended option will be amended on the amendment date (expected to be December 15, 2006). All amended options will be evidenced by an "Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment", which will be sent to you promptly after the expiration of the offer.

        Except for the new exercise price of your amended options, the terms and conditions of your amended options will remain the same as the terms and conditions of your eligible options (after those eligible options were adjusted in connection with the Merger, as described in Question and Answer 10 and Section 2).

        The following description summarizes the material terms of the Mercury Interactive Stock Plans. The material terms of the Mercury Interactive Corporation 1999 Stock Option Plan, Mercury Interactive Corporation 2000 Supplemental Stock Option Plan and Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees, have substantially the same material terms, except as will not substantially and adversely affect your rights or as described herein. Our statements in this Offer to Amend concerning the Mercury Interactive Stock Plans and the amended options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Mercury Interactive Stock Plans, and the forms of option agreement under the Mercury Interactive Stock Plans, which have been filed as exhibits to the Schedule TO of which this offer is a part. Please e-mail STOCKTENDER@MERCURY.COM, to receive a copy of the Mercury Interactive Stock Plans, and the forms of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

  Summary of the Mercury Interactive Stock Plans.

        The Mercury Interactive Corporation 1999 Stock Option Plan permits the granting of incentive stock options and nonstatutory stock options to eligible participants. As of November 6, 2006, the maximum number of common shares subject to options currently outstanding under the Mercury Interactive Corporation 1999 Stock Option Plan is approximately 8,193,070 shares, after adjustment of such options in connection with the Merger. No options or other equity awards will be granted under the Mercury Interactive Corporation 1999 Stock Option Plan in the future.

        The Mercury Interactive Corporation 2000 Supplemental Stock Option Plan permits the granting of nonstatutory stock options and stock purchase rights to eligible participants. The Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees forms a part of the Mercury Interactive Corporation 2000 Supplemental Stock Option Plan. Shares underlying options granted under the Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees are subject to compliance with the provisions of the United Kingdom Income and Corporation Taxes Act of 1988.

        As of November 6, 2006, the aggregate maximum number of common shares subject to options currently outstanding under the Mercury Interactive Corporation 2000 Supplemental Stock Option Plan, which includes the Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees, is approximately 1,096,266 shares, after adjustment of such options in connection with the Merger. No options or other equity awards will be granted under the Mercury Interactive Corporation 2000 Supplemental Stock Option Plan or Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees in the future.

        The Mercury Interactive Stock Plans are administered by our board of directors or a committee appointed by the board of directors (the "Administrator"). Subject to the terms of the Mercury Interactive Stock Plans, the Administrator has the discretion to select the employees, officers, directors, and consultants who will be granted awards, to determine the terms and conditions of such awards, and to construe and interpret the provisions of the Mercury Interactive Stock Plans and any outstanding awards thereunder.

  Term of options.

        The term of options granted under the Mercury Interactive Stock Plans is as stated in the option agreements. All amended options granted pursuant to this offer will expire on the same date as the scheduled expiration of the eligible options they amend. Amended options will expire earlier upon your termination of employment or other service with Hewlett-Packard.

  Termination of employment.

        If you are currently an employee or other service provider of Hewlett-Packard, your employment or other service will remain "at-will" regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. If your employment or other service terminates before the expiration date of this offer, your options will have ceased to vest in accordance with their terms and you will be eligible to participate in this offer only to the extent that you hold options which have vested and remain outstanding as of the last date on which this offer remains open for acceptance. Any options with respect to which you have accepted this offer that are not eligible for amendment will be returned to you and will terminate in accordance with their terms.

        Options granted under the Mercury Interactive Stock Plans generally are exercisable, to the extent vested, for thirty (30) days from the date of termination if the optionee's employment or other service terminates for a reason other than his or her death or disability. If the optionee's employment or other service terminates by reason of death or disability, the optionee generally will have six (6) months from the date of termination to exercise the vested portion of the options, except, with respect to options granted under the Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees, if the optionee's employment or other service terminates by reason of death, then the optionee generally will have twelve (12) months from the date of termination to exercise the vested portion of an option.

        If you participate in this offer, any amended options will continue to be subject to the same vesting schedule in place under the terms of your option immediately prior to such amendment. If you participate in this offer with respect to any eligible in-the-money option, you will be entitled to receive a cash payment, less any applicable tax withholding, regardless of whether you remain employed with or otherwise in service to the Company on the actual cash payment date, which will be on or promptly following January 2, 2007.

  Exercise price.

        The Administrator generally determines the exercise price at the time the option is granted. The amended options will have an exercise price per share equal to the fair market value of the underlying stock on the original option's grant date, as adjusted in connection with the Merger.

  Vesting and exercise.

        The Administrator generally determines the terms of vesting. Any amended option you receive will be subject to the same vesting schedule as the option it amends, and you will receive vesting credit for any vesting credit that accrued under the original option. That means that upon the amendment date, your amended options will be vested to the same extent and will continue to vest at the same rate as the options they amend. Continued vesting is subject to your continued service to us through each relevant vesting date.

        The exercisability of an option granted under the Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees may be subject to achievement of a performance target or other condition.

  Adjustments upon certain events.

        Although we do not currently anticipate any such merger or acquisition, if we merge or consolidate into, or are acquired by, another entity, prior to the expiration of the offer, you may choose to withdraw any options with respect to which you elected to accept this offer and your options will be treated in accordance with the option plan under which they were granted and with your option agreement. Further, if Hewlett-Packard is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and remain exercisable for the time period set forth in your option agreement and you will receive no amended options, cash payments or other consideration for the options. If Hewlett-Packard is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or amended options, including any additional adjustments to the exercise price or number of shares that will be subject to the amended options. Under such circumstances, we expect that the type of security and the number of shares covered by each amended option would be adjusted based on the consideration per share given to holders of options to acquire our common stock that are outstanding at the time of the acquisition. Such amended options will generally have an exercise price equal to the closing price of the acquirer's stock on the expiration date. As a result of such adjustments, you may receive options for more or fewer shares of the acquirer's common stock than the number of shares subject to the eligible options with respect to which you accept this offer or than the number you would have received pursuant to an amended option if no acquisition had occurred.

        You should be aware that these types of transactions could significantly affect our stock price, including potentially substantially increasing the price of our shares. Depending on the timing and structure of a transaction of this type, you might lose the benefit of any price appreciation in our common stock resulting from a merger or acquisition. This could result in option holders who do not participate in this offer receiving a greater financial benefit than option holders who do participate, even after taking into account the potential adverse tax consequences of not participating. In addition, your amended options may be exercisable for stock of the acquirer, not Hewlett-Packard common stock, while option holders who decide not to participate in this offer might be able to exercise their options before the effective date of the merger or acquisition and sell their Hewlett-Packard common stock before the effective date.

        If we are acquired, it is possible that an acquirer could terminate your employment or other service and therefore, to the extent that you have any amended options subject to vesting, such options will cease to vest and will terminate in accordance with their terms. Regardless of whether you remain an employee or other service provider on the scheduled payment date, you will still receive any payments to which you are entitled as a result of your participation in this offer.

        Finally, if we are acquired after the options with respect to which you have chosen to accept this offer have been accepted for amended options, the treatment of your amended options in such a transaction will be governed by the terms of the transaction agreement or the terms of the Mercury Interactive Stock Plan under which they were granted (after adjustment in connection with the Merger) and as amended in accordance with this offer.

  Changes in Capitalization.

        The Mercury Interactive Stock Plans generally provide that in the event of any stock split, stock dividend, combination or reclassification, or other increase or decrease in the number of issued shares of common stock effected without receipt of consideration, the Administrator will proportionately adjust the number of shares of common stock which may be delivered under the Mercury Interactive Stock Plans, and the number and price of shares of common stock subject to outstanding awards thereunder.

  Transferability of options.

        Options granted under the Mercury Interactive Stock Plans generally may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the applicable laws of descent and distribution.

  Amendment and termination of the Mercury Interactive Stock Plans.

        The board of directors of Hewlett-Packard generally may amend, alter, suspend, or terminate the Mercury Interactive Stock Plans at any time and for any reason. However, any amendment to the Mercury Interactive Corporation 2001 Inland Revenue Approved Sub-Plan for United Kingdom Employees requires approval by the UK Board of Inland Revenue and must be made in compliance with the United Kingdom Income and Corporation Taxes Act of 1988.

  Registration of shares underlying the options.

        All of the shares of Hewlett-Packard common stock issuable upon exercise of amended options have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Hewlett-Packard for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your amended options free of any transfer restrictions under applicable United States securities laws.

  United States federal income tax consequences.

        You should refer to Section 14 of this Offer to Amend for a discussion of the United States federal income tax consequences of the amended options and the options with respect to which you choose to accept this offer, as well as the consequences of accepting or rejecting this offer. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in this offer.

        In addition, some states, including California, may impose additional penalty taxes. We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences, including any state tax consequences.

  Federal income tax consequences in multiple jurisdictions.

        If you are a citizen or resident of the United States, and are also subject to the tax laws of another non-United States jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. Certain eligible option holders are subject to the tax laws in the United States, and also to the tax laws in Canada, France, India, Israel and the United Kingdom. If you are subject to the tax laws in one of these countries, please see the description of the tax consequences of participating in the offer under the tax laws of such countries which is included in Schedules C through G to this Offer to Amend. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in this offer.

10.   Information concerning the Company.

        Hewlett-Packard is a leading global provider of products, technologies, solutions and services to individual consumers, small and medium sized businesses and large enterprises. Our offerings span:

  •
  enterprise storage and servers,

  •
  multi-vendor services, including technology support and maintenance,

  •
  consulting and integration and managed services,

  •
  personal computing and other access devices, and

  •
  imaging and printing-related products and services.

        Hewlett-Packard was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, we changed our state of incorporation from California to Delaware.

        Our principal executive offices are located at 3000 Hanover Street, Palo Alto, CA 94304 U.S.A., and our telephone number is (650) 857-1501. Questions regarding how to participate in this offer should be e-mailed to STOCKTENDER@MERCURY.COM.

        A summary of the financial information included in our annual report on Form 10-K for the fiscal year ended October 31, 2005 and our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2006, which is incorporated herein by reference, is attached hereto as Schedule B to this Offer to Amend. The financial information included in our annual report on Form 10-K for the fiscal year ended October 31, 2005 and our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2006 is incorporated herein by reference. Please see Section 18 of this Offer to Amend entitled, "Additional Information," for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

        We had a book value per share of $13.29 at July 31, 2006.

        The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	9 Months Ended		Fiscal Year Ended
	July 31, 2006	October 30, 2005	October 31, 2004
Ratio of earnings to fixed charges	10.3x	5.4x	7.1x

        The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by Hewlett-Packard to be representative of the interest factor of rental payments under operating leases.

11.   Interests of directors and executive officers; transactions and arrangements concerning the options.

        A list of our directors and executive officers is attached to this Offer to Amend as Schedule A. None of our executive officers holds eligible options and therefore none of our executive officers is an eligible option holder. None of our non-employee directors holds eligible options and therefore none of our non-employee directors is an eligible option holder.

        Except as set forth below, neither we, nor any of our directors or executive officers, nor any affiliates of ours, nor the executive officers and directors of Mercury Interactive were engaged in transactions involving our options to purchase common stock during the 60 days before and including the commencement of this offer:

        Catherine A. Lesjak exercised 8,958 options on September 22, 2006 at an exercise price of $22.22 per share and 5,000 options on September 22, 2006 at an exercise price of $18.80 per share.

12.   Status of options amended by us in the offer; accounting consequences of the offer.

        Options that we acquire through the acceptance of elections under this offer will be amended under the Mercury Interactive Stock Plans.

        The offer is considered a repricing of options with respect to all eligible options and as a result, the Company may record additional stock-based compensation as a charge against earnings based on the difference between the fair value of the options as of the closing of the offer period and the fair value of the amended option. We will recognize a compensation expense for financial reporting purposes in the aggregate amount of the cash payments that become payable pursuant to the terms of the offer.

13.   Legal matters; regulatory approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance of options for amendment and issuance of amended options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any New York Stock Exchange or Nasdaq Global Select Market listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept elections with respect to eligible options and to issue amended options is subject to the conditions described in Section 7 of this Offer to Amend.

        If we are prohibited by applicable laws or proposed tax regulations from amending options on the amendment date, we will not amend any options subject to such provisions. We are unaware of any such prohibition at this time, and we will use reasonable efforts to affect the amendment, but if the amendment is prohibited on the amendment date we will not amend any options subject to such provisions.

14.   Material United States federal income tax consequences.

  If You Participate in this Offer.

        As a result of participation in this offer, you may avoid potentially adverse tax consequences associated with your eligible options. Please read this section carefully, as well as the following section summarizing the potential tax consequences to you if you decide to keep your current options.

        The following is a summary of the material United States federal income tax consequences of participating in the offer for those eligible option holders subject to United States federal income tax. This discussion is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, final or proposed tax regulations thereunder and administrative and judicial interpretations (the "Code" or "Internal Revenue Code") as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each eligible option holder will depend upon that eligible option holder's individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction.

        If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. Certain eligible option holders are subject to the tax laws in the United States, and also to the tax laws in Canada, France, India, Israel and the United Kingdom. If you are subject to the tax laws in one of these countries, please see the description of the tax consequences of participating in the offer under the tax laws of such countries which is included in Schedules C through G to this Offer to Amend. In addition, some states, including California, may impose additional penalty taxes. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction.

        We recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer, as the related tax consequences to you are dependent on your individual tax situation. You may also contact Deloitte Tax LLP with any general questions regarding the terms of this offer or requests for general tax information about this offer.

  Cash payments.

        The cash payments you will receive as part of consideration for your eligible in-the-money options under this offer will be taxable to you as compensation income. We generally will be entitled to a deduction equal to the amount of compensation income taxable to you if we comply with eligible reporting requirements. If you were an employee of Mercury Interactive Corporation at the time the eligible in-the-money options with respect to which you accepted this offer were granted, any income recognized upon your receipt of a cash payment will constitute wages for which withholding will be required.

  Amended options.

        If you are an eligible option holder who chooses to accept this offer with respect to your eligible options, you should not be required to recognize income for United States federal income tax purposes at the time of the acceptance and amendment of such options. We believe that the acceptance and amendment of options will be treated as a non-taxable exchange.

        All eligible options are nonstatutory stock options for purposes of United States tax law. Your amended options will continue to be nonstatutory stock options for purposes of United States tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. As a result of Section 409A of the Internal Revenue Code, however, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to a participant before he or she exercises an award. If you elect to participate in this offer, your eligible options that are amended should no longer be subject to the adverse tax consequences under Section 409A that this offer was designed to allow you to avoid.

        We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with eligible reporting requirements.

        Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee of Mercury Interactive Corporation at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

        In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction. We strongly recommend that you consult with your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer. You may also contact Deloitte Tax LLP with any general questions regarding the terms of this offer or requests for general tax information about this offer.

  If You Do Not Participate in this Offer.

        The following is a summary of the material United States federal income tax consequences of declining to participate in the offer for those eligible option holders subject to United States federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury proposed tax regulations thereunder and administrative and judicial interpretations as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each eligible option holder will depend upon that eligible option holder's individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. In addition, some states, including California, may impose additional penalty taxes. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

  We recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation. You may also contact Deloitte Tax LLP with any general questions regarding the terms of this offer or requests for general tax information about this offer.

        Your decision not to accept this offer with respect to your eligible options could result in potentially adverse tax consequences to you. Please read this section carefully and talk to your tax advisors about your decision regarding participation in this offer.

        As a result of participation in this offer, you may avoid potentially adverse tax consequences associated with your eligible options. Section 409A provides that stock options issued with an exercise price less than the related fair market value of the underlying stock on the date of vesting (i.e., granted at a discount) must have fixed exercise dates to avoid early income recognition and an additional 20% tax. The eligible options were granted at a discount and holders of such options may have income recognition and owe an additional 20% tax as well as be liable for certain interest penalties.

        None of the eligible options have fixed exercise dates and therefore they would subject the eligible option holders to income recognition before the options are exercised and would subject the eligible option holders to the additional 20% tax. It is not entirely certain how such tax would be calculated, but we think it is likely that at a minimum the spread (that is, the difference between the fair market value of the shares at the time of vesting and the exercise price of such shares) will be includable as income when the option vests and a 20% tax will be assessed on the spread. Additionally, it is possible that during each subsequent tax year (until the option is exercised), the increase in value of the underlying stock will be taxed.

        Example:    You hold options to purchase 1,000 shares of Hewlett-Packard common stock with an adjusted original exercise price per share of $23.32 which was granted at a time when the per share fair market value of Mercury Interactive's common stock was $24.56 (as adjusted in connection with the Merger). On January 1, 2007 a total of 250 of the shares subject to the option vest and on such date the per share fair market value of the Hewlett-Packard's common stock is $40.00. Under the proposed tax regulations, upon the vesting date, you may have taxable income equal to $4,170.00 (the difference between $40.00 and $23.32 multiplied by the 250 shares that vest) and owe an additional $834.00 due to the 20% tax (20% of $4,170.00). Additionally, you may owe an interest penalty with the calculation of such penalty dating back to the original date of grant and you may owe additional taxes in subsequent years, based on an increase in value of the underlying stock.

Uncertainty

        Unfortunately, the Internal Revenue Service (the "IRS") has not issued definitive final guidance under Section 409A. There is a chance that final guidance issued by the IRS may provide some relief with respect to certain eligible options and your personal tax advisor may advocate a position under the current statute and IRS guidance that your eligible options are exempt from Section 409A. We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our eligible option holders regarding such guidance.

        Hewlett-Packard cannot guarantee any particular tax results related to your options; furthermore, there is uncertainty because the proposed tax regulations are not final. Because this offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in this offer.

        In addition, if you are subject to taxation in the United States, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in this offer. Please see Schedules C through G of this Offer to Amend, as applicable, for a description of these tax consequences. Further, some states, including California, may impose additional penalty taxes. We recommend that you consult with your financial, legal and/or tax advisors regarding any tax consequences, including any state tax consequences.

15.   Extension of offer; termination; amendment.

        We reserve the right, at our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for amendment of any options. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw elections with respect to eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

        We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone the expiration of the offer (resulting in a delay of our acceptance and amendment of any options with respect to which elections have been made) if any of the events listed in Section 7 of this Offer to Amend occurs, by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and amendment of options with respect to which elections have been made is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of an offer like this.

        Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before amendment under the offer, that particular option grant is not eligible for amendment. Therefore, if we extend the offer for any reason and if a particular option with respect to which an election to accept the offer was made before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual amendment date under the extended offer, that option would not be eligible for amendment.

        The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer's period so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time.

16.   Fees and expenses.

        Hewlett-Packard has engaged Deloitte Tax LLP to prepare communications regarding this offer and to provide general tax information to eligible option holders with respect to this offer. Deloitte Tax LLP will not provide tax advice specific to an individual's circumstances or make any recommendation. We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections with respect to this offer.

17.   Additional information.

        This Offer to Amend is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Amend does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this offer with respect to your options:

  1.
  Our annual report on Form 10-K for our fiscal year ended October 31, 2005, filed with the SEC on December 21, 2005;

  2.
  Our definitive proxy statement on Schedule 14A for our 2006 annual meeting of shareholders, filed with the SEC on January 23, 2006;

  3.
  Our quarterly reports on Form 10-Q for our fiscal quarters ended January 31, 2006, April 30, 2006, and July 31, 2006, filed with the SEC on March 10, 2006, June 8, 2006, and September 11, 2006, respectively;

  4.
  Our current reports on Form 8-K dated November 17, 2005, November 17, 2005, February 14, 2006, March 15, 2006, May 18, 2006, June 23, 2006, July 25, 2006, August 15, 2006, August 31, 2006, September 12, 2006, September 16, 2006, September 22, 2006, September 22, 2006, September 28, 2006, November 16, 2006 and November 17, 2006, as filed with the SEC on November 17, 2005, November 23, 2005, as amended on January 19, 2006, February 15, 2006, March 17, 2006, May 22, 2006, June 23, 2006, July 25, 2006, August 16, 2006, September 6,

    2006, September 12, 2006, September 21, 2006, September 22, 2006, September 27, 2006, September 28, 2006, November 16, 2006 and November 17, 2006, respectively; and

  5.
  The description of our Common Stock contained in our registration statement on Form 8-A/A filed with the SEC on June 23, 2006 and any further amendment or report filed hereafter for the purpose of updating such description.

        The SEC file number for these filings is 1-04423. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at www.sec.gov.

        Each person to whom a copy of this Offer to Amend is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by e-mailing STOCKTENDER@MERCURY.COM. You can also view and print additional copies of the Offer to Amend, the election form and this withdrawal form at [LINK].

        As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Amend, you should rely on the statements made in the most recent document.

        The information contained in this Offer to Amend about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.   Financial statements.

        Attached as Schedule B to this Offer to Amend is our summary financial information for our quarterly report on Form 10-Q for our fiscal quarter ended July 31, 2006 and in our annual report on Form 10-K for our fiscal year ended October 31, 2005. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Offer to Amend.

19.   Miscellaneous.

        We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should elect to accept this offer with respect to your options. Hewlett-Packard has engaged Deloitte Tax LLP to prepare communications regarding this offer and to provide general tax information to eligible option holders with respect to this offer. Deloitte Tax LLP will not provide tax advice specific to an individual's circumstances or make any recommendation. You should rely only on the information in this document or documents to which we have referred you. Except with respect to Deloitte Tax LLP to the extent abovementioned, we have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Amend the Exercise Price of Certain Options and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Hewlett-Packard Company
November 17, 2006

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF HEWLETT-PACKARD COMPANY

        The directors and executive officers of Hewlett-Packard are set forth in the following table:

Name	Position and Offices Held
Lawrence T. Babbio, Jr	Director
Sari M. Baldauf	Director
Richard A. Hackborn	Director
John H. Hammergren	Director
Mark V. Hurd	Chief Executive Officer, President, and Chairman of the Board of Directors
Robert L. Ryan	Director
Lucille S. Salhany	Director
G. Kennedy Thompson	Director
Robert P. Wayman	Director, Executive Vice President and Chief Financial Officer
R. Todd Bradley	Executive Vice President, Personal Systems Group
Charles N. Charnas	Acting General Counsel, Vice President and Assistant Secretary
Vyomesh Joshi	Executive Vice President, Imaging and Printing Group
Ann M. Livermore	Executive Vice President, Technology Solutions Group
Catherine T. Lyons	Executive Vice President and Chief Marketing Officer
Randall D. Mott	Executive Vice President and Chief Information Officer
Marcela Perez de Alonso	Executive Vice President, Human Resources
Jon E. Flaxman	Senior Vice President and Controller of Accounting and Financial Reporting
Shane V. Robison	Chief Technology and Strategy Officer
Richard H. Lampman	Senior Vice President of Research, HP, and Director, HP Labs
Catherine A. Lesjak	Senior Vice President and Treasurer
Brian Humphries	Vice President, Investor Relations

        Our executive officers and non-employee directors do not hold eligible options and therefore are not eligible to participate in this offer.

        The address of each executive officer and director is: c/o Hewlett-Packard Company, 3000 Hanover Street, Palo Alto, CA 94304 U.S.A.

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SCHEDULE B

SUMMARY FINANCIAL INFORMATION
OF HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

		For the fiscal years ended October 31,
	For the nine months ended July 31, 2006
		2005	2004
	In millions, except per share amounts
Consolidated Condensed Statement of Earnings Data:
Net revenue	$67,103	$86,696	$79,905
Gross profit	16,269	20,256	19,094
Earnings from operations	4,659	3,473	4,227
Net earnings before cumulative effect of change in accounting principle	4,501	2,398	3,497
Net earnings per share before cumulative effect of change in accounting principle:
Basic	$1.61	$0.83	$1.16
Diluted	1.57	0.82	1.15
Weighted average shares used to compute net earnings per share:
Basic	2,799	2,879	3,024
Diluted	2,870	2,909	3,055
Consolidated Condensed Balance Sheet Date (At Period End):
Cash and cash equivalents	$15,981	$13,911	$12,663
Current assets	44,325	43,334	42,901
Non current assets	34,867	33,983	33,237
Current liabilities	34,982	31,460	28,588
Non current liabilities	7,862	8,681	9,986
Total stockholder's equity	36,348	37,176	37,564
Par value per common share	$0.01	$0.01	$0.01

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SCHEDULE C

GUIDE TO TAX ISSUES IN CANADA

        This summary describes the likely income tax consequences associated with the eligible options and participation in the offer by employees who are eligible participants resident in Canada. This summary is intended to be general in nature and is for guidance only. The summary is based on Canadian federal tax law as of November 2006. Tax laws may change at any time. The summary does not discuss all the various laws, rules and proposed tax regulations that may apply. Furthermore, the summary may not apply to any particular individual's tax or financial situation. Participants should consult their own accountant, tax adviser or independent financial adviser regarding the tax implications of the offer. This summary is not intended to be and should not be construed as legal or tax advice to any particular individual.

        The taxation of the acceptance of the offer in Canada is not clear. Acceptance of the offer may be considered a full disposition of the option in exchange for a cash payment and a new option or a partial disposition of the option in exchange for a cash payment only.

  Cash Payments

        The cash payment under the offer will be subject to income tax and, where applicable, Canada Pension Plan contributions, which will be deducted from the cash payment when it is made to you and remitted on your behalf to the revenue authorities. The cash payment will also be subject to normal tax reporting.

  Amended Options

        If acceptance of the offer in Canada is considered by the Canada Revenue Agency to result in a full disposition of the original option, the eligible participant who accepts the offer will be subject to tax on the consideration for that disposition, that is any cash payment plus the value of the amended option received. This situation would require a valuation of the amended option. If the value of the Hewlett-Packard shares on the date of the amendment is equal to or less than the amended exercise price for Hewlett-Packard shares, the value of the amended option received would probably be considered to be zero, based on the Canada Revenue Agency's past administrative practice. If, however, the amended exercise price was less than the fair market value of Hewlett-Packard shares on the date of the amendment, then a value would be attributed to the option received, and that value together with the cash received would be included 100% in such option holder's income. Whether this amount would be included in income in the 2006 or the 2007 calendar year depends on when the option holder is considered to have a legal right to the consideration and to enforce the payment. In this case, the treatment of the option holder going forward would also be affected. For example, if the exercise price as adjusted on the Hewlett-Packard shares is equal to or greater than the fair market value of the Hewlett-Packard shares on the date of the amendment, the option holder could take the position that that option agreement as at the date of the amendment (the date of the grant) was a fair market value option and that therefore the deferral (subject to the statutory limits) and 50% deduction rules would apply to him or her on exercise and subsequent sale of his Hewlett-Packard shares. If the exercise price however was less than the value of the Hewlett-Packard shares on the date of the amendment, there would be a discounted option for this purpose and in the future in the year of exercise, 100% of the difference between the exercise price and the fair market value of the Hewlett-Packard shares on the date of exercise would be included in his or her income. Even though previously an amount had been included in the option holder's income at the time of the exchange of options deemed to occur on the increase in exercise price, there is no clear mechanism in the tax legislation to reduce the benefit in the later year for benefits included in prior periods. There is a general rule which

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might be relied on that the same income may not be taxed twice but it is not clear that this rule would apply in these circumstances.

        Alternatively, acceptance of the offer may be viewed by the Canada Revenue Agency as constituting only a partial disposition of the rights relating to the options for the amount of the cash payment. In this case, the cash payment would be included 100% in the income of the option holder (again there is a timing question in regard to whether the income will be included in the 2006 or the 2007 taxation year of the option holder). The increase in the option price would not otherwise have any tax consequences. On the basis that the Hewlett-Packard option was (originally) a discount option when issued by Mercury Interactive and the exchange does not result in a new option agreement, the original defect would not be cured (even if the new exercise price is equal to or greater than the fair market value of the Hewlett-Packard shares). Consequently, at the time of exercise of the option, the option holder would be required to include 100% of the difference between the exercise price and the fair market value of the Hewlett-Packard shares acquired in his or her income. There would be no eligibility for deferral until ultimate disposition of the Hewlett-Packard shares and no 50% deduction on the inclusion in income.

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SCHEDULE D

GUIDE TO TAX ISSUES IN FRANCE

        This summary describes the likely income tax and social security charges consequences associated with the eligible options and participation in the offer by eligible participants resident in France. This summary is intended to be general in nature and is for guidance only. The summary is based on French tax and social security law as of November 2006. These laws may change at any time. The summary does not discuss all the various laws, rules and regulations that may apply. Furthermore, the summary may not apply to any particular individual's tax or financial situation. Participants should consult their own accountant, tax advisor or independent financial advisor regarding the tax implications of the offer. This summary is not intended to be and should not be construed as legal or tax advice to any particular individual.

  Cash Payments

        Any cash consideration received under the offer will be taxed as ordinary employment income and subject to social security charges (both for the employee and Hewlett-Packard). The employee's fraction of social security charges will be withheld at source by Hewlett-Packard.

  Amended Options

        The "exchange" of options pursuant to the offer is likely to be deemed the cancellation of the Mercury Interactive options granted initially and a new grant of options. The cancellation of the Mercury options granted initially and the new grant of options should not trigger income tax or social security charges but a new holding period of four years would start in respect of the newly granted options from the date on which the "exchange" takes place. The "holding period" is the minimum four-year period between the date of grant of your options and disposal of your option shares during which you cannot dispose of your option shares without incurring a charge to income tax and social security charges. Gains derived from option shares for which the holding period is not complied with are taxed (and subject to social security contributions) as ordinary employment income. In principle, the employee's fraction of social security charges is withheld at source by Hewlett-Packard; if, however, this is not possible in practice, you may be required to reimburse the amount to Hewlett-Packard.

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SCHEDULE E

GUIDE TO TAX ISSUES IN INDIA

        This summary describes the likely income tax consequences associated with the eligible options and participation in the offer by eligible participants resident in India. This summary is intended to be general in nature and is for guidance only. The summary is based on Indian tax law as of November 2006. Tax laws may change at any time. The summary does not discuss all the various laws, rules and regulations that may apply. Furthermore, the summary may not apply to any particular individual's tax or financial situation. Participants should consult their own accountant, tax advisor or independent financial advisor regarding the tax implications of the offer. This summary is not intended to be and should not be construed as legal or tax advice to any particular individual.

  Cash Payments

        The cash received under the offer will be subject to income tax. Hewlett-Packard will withhold and deduct from the cash payment the income tax that is payable. We will also report to income tax authority the amounts paid to you.

  Amended Options

        The amended options will be subject to income tax contributions when they are exercised. These will be payable on the difference between the market value of the Hewlett-Packard shares you acquire on exercise of the amended options less the new exercise price.(1)

        Any income tax payable in relation to the exercise of your options will be withheld by your employer at the time of exercise. Hewlett-Packard will also report to the income tax authority any exercise of the amended options.

(1)
We understand that the existing Mercury Interactive Stock Plans have not been filed with the Chief Commissioner of Income Tax. Accordingly, the original options granted pursuant to the plans (and, hence the assumed options) will not be entitled to the beneficial tax treatment, resulting in the difference between the market value of the shares on the date of exercise and the exercise price being taxable (as a perquisite) in the hands of each of the employees at the time of exercise. Since the offer represents an amendment to the existing plans, it is likely that the options amended pursuant to the offer will also be liable to be taxed in the hands of the employees as a perquisite at the time of exercise.

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SCHEDULE F

GUIDE TO TAX ISSUES IN ISRAEL

        This summary describes the likely income tax consequences associated with the eligible options and participation in the offer by eligible participants resident in Israel. This summary is intended to be general in nature and is for guidance only. The summary is based on Israeli tax law, specifically, the provisions of the Israeli Income Tax Ordinance [New Version] 1961 (the "Ordinance"), including without limitation the regulations, rules, orders or procedures promulgated thereunder, as of November 2006. Tax laws may change at any time. The summary does not discuss all the various laws, rules and regulations that may apply. Furthermore, the summary may not apply to any particular individual's tax or financial situation. Participants should consult their own accountant, tax advisor or independent financial advisor regarding the tax implications of the offer. This summary is not intended to be and should not be construed as legal or tax advice to any particular individual.

  General Overview of New Section 102 of the Ordinance pursuant to the Tax Reform

        Section 102(b)(2) Options: the "capital gains" route with a trustee. Following the tax reform that entered into effect in January 2003, under the Ordinance, options and shares granted to Israeli employees may be granted only under one of certain routes available under Section 102 of the Ordinance. We were informed that Mercury Interactive has granted options to its Israeli resident employees under Section 102(b)(2) of the Ordinance (the "Section 102 Options"). Under this section, options issued to grantees are to be held by a trustee as follows: (i) Section 102 Options that were granted during the years 2003-2005 are to be held by a trustee for 30 months from the date of grant or two years from the end of the tax year following the date of grant, at the employee's discretion; and (ii) Section 102 Options that were granted following January 1, 2006 are to be held by a trustee for two years from the date of grant. Upon the earlier of the sale of the shares underlying the options or upon release of those shares or the options themselves from the trust (subsequent to the end of the trust holding period), the holder thereof will realize capital gains in an amount equal to the difference between (i) the fair market value of the share or the consideration received, on the date the share or option was sold or released from the trust, as the case may be, and (ii) the exercise price of the option. Capital gains are taxed at a rate of 25% (assuming there was no violation of the trust holding period proposed tax regulations). Capital gains derived from the sale of shares are not subject to any social security taxes.

        In the event that the exercise price of the option is lower than the fair market value of the shares on the date of grant, then upon the earlier of the sale of the shares underlying the options or upon release of those shares or the options themselves from the trust (subsequent to the end of the trust holding period), the holder thereof will recognize as ordinary income the difference between the fair market value of the shares on the date of the grant and the exercise price of the option (this income is taxable at the holder's marginal tax rate (up to 49%) and will realize capital gains in an amount equal to the difference between (i) the fair market value of the share or the consideration received, on the date the share or option was sold or released from the trust, as the case may be, and (ii) the fair market value of the shares on the date of the grant).

        To the extent the shares issued upon the exercise of an option are sold or released from the trust, as the case may be, during the trust holding period, the holder of the shares will recognize a tax event at the date of such sale or release from trust, as the case may be, and the taxable gain will be considered as ordinary income at the holder's marginal tax rate (up to 49%) and will also be subject to social security taxes.

        For the purpose of calculating the tax mentioned above, the fair market value of the shares on the date of grant equals the average share price of the company over the 30 trading days prior to the date of grant.

  General Overview of Section 3(i) of the Ordinance

        We were informed that until January 2003 Mercury Interactive issued options to its Israeli resident employees in accordance with Section 3(i) of the Ordinance. Under this section, the grantees will recognize a compensation income, taxable as ordinary income according to the holder's marginal tax rate (up to 49%), upon the exercise of an option. The taxable income will be subject to social security taxes. With respect to options granted to employees under Section 3(i) (the "3(i) Options"), we were informed that Mercury previously obtained a tax ruling from the Israeli Tax Authorities pursuant to which gains from such options will be taxed at the maximum rate of 43.4%.

  U.S. taxpayers who are residents of Israel or are Israeli citizens

        If you are a U.S. taxpayer who is currently a resident of Israel (for example, an employee that relocated from the U.S. to Israel), or who is an Israeli citizen (for example, an employee that relocated from Israel to the U.S.), then you are subject to the Double Taxation Treaty between Israel and the United States.

        If you fall into one of the above categories, your tax consequences depend on your specific circumstances in general, and those relating to your applicable option grants particularly, taking into consideration where you were located when the options were granted, where they vested, etc. Since such tax matters are very complex in nature and could have potential tax consequences exceeding those relating solely to your options, it is strongly recommended that you consult with a tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.

        The offer to Israeli residents may be deemed a cancellation of the eligible options and a grant of new options and as such, the receipt of a tax pre ruling from the Israeli Tax Authority, to confirm that the amendment to the exercise price is not deemed a cancellation of the eligible options and a grant of new options is recommended.

        In summary, with respect to Section 102 Options:

  Cash Payments

        It is most probable that you will recognize as ordinary income the cash payment equal to the discount (payable upon receipt of such payment).

  Amended Options

        It is most probable that you will recognize capital gains in an amount equal to the difference between (i) the fair market value of the share or the consideration received, on the date the share or option was sold, and (ii) the fair market value of the shares on the date of the grant (payable upon the sale of the shares or release from trust, as the case may be). Please note that the fair market value for Israeli tax purposes is as set forth above.

        In the event that you do not obtain a tax ruling, you could be taxed as ordinary income on the amended option on the date of grant.

        In summary, with respect to 3(i) Options:

  Cash Payments

        It is most probable that you will recognize as ordinary income the cash payment equal to the discount (payable upon receipt of such payment).

  Amended Options

        It is most probable that you will recognize ordinary income in an amount equal to the difference between (i) the fair market value of the share or the consideration received, on the date the share or option was sold, and (ii) the fair market value of the shares on the date of the grant (payable upon the exercise of the options).

        In the event that you do not obtain a tax ruling, you could be taxed as ordinary income on the amended option on the date of grant (and not upon the sale thereof).

SCHEDULE G

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

        This summary describes the likely income tax and social security contributions consequences associated with the eligible options and participation in the offer by eligible participants resident in the United Kingdom. This summary is intended to be general in nature and is for guidance only. The summary is based on income tax and social security contributions laws in the United Kingdom as of November 2006. Tax laws may change at any time. The summary does not discuss all the various laws, rules and regulations that may apply. Furthermore, the summary may not apply to any particular individual's tax or financial situation. Participants should consult their own accountant, tax advisor or independent financial advisor regarding the tax implications of the offer. This summary is not intended to be and should not be construed as legal or tax advice to any particular individual.

        The following paragraphs, which are intended as a general guide only, are based on current UK legislation and an understanding of the current practice of HM Revenue & Customs (HMRC). They summarize certain limited aspects of the UK taxation consequences of participating in the Offer. They relate only to the position of individuals who were resident and ordinarily resident in the United Kingdom when an option was granted to them and who have continued to be so resident. You should be aware that taxation law may change.

        The paragraphs are not intended, and should not be construed, to be legal or taxation advice to any particular individual.

  Cash Payments

        The cash payment payable under the offer will be subject to income tax and employee's national insurance contributions upon payment. Hewlett-Packard will withhold and deduct from the cash payment the income tax and employee's national insurance contributions that are payable. Hewlett-Packard will also report to HMRC the amounts paid to you.

  Amended Options

        The amendment to your options may be treated for UK tax purposes as the release of your Hewlett-Packard options in exchange for the grant of new Hewlett-Packard options with a new exercise price. The new exercise price will be equal to the fair market value of a Mercury share at the date of grant of the original Mercury option (as adjusted for the conversion from an option over Mercury shares to an option over Hewlett-Packard shares). The amendment will not result in any income tax or employee's national insurance contributions arising at the time the amendment is made.

        If you hold options that have not been approved by HMRC, the amended options will be subject to income tax and employee's national insurance contributions when they are exercised. These will be payable on the difference between the market value of the Hewlett-Packard shares you acquire on exercise of the amended options less the new exercise price.

        If you hold options that were granted under the HMRC approved part of the Mercury Interactive Stock Plans, the HMRC approved status of those options may have been lost by virtue of the fact that the options were granted at a discount to the current fair market value of the underlying Mercury Interactive stock at the time of grant. Accordingly, we expect that on the exercise of the amended options, income tax and employee's national insurance contributions will be payable. The income tax and employee's national insurance contributions will be paid on the difference between the market value of the Hewlett-Packard shares you acquire on exercise of the amended option and the new exercise price.

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        Any income tax and employee's national insurance contributions payable in relation to the exercise of your options will be withheld by Hewlett-Packard at the time of exercise.

        Hewlett-Packard will report to HMRC the amendment of the options and any exercise of the amended options.

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QuickLinks

  Exhibit (a)(1)(A)
HEWLETT-PACKARD COMPANY
OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS
NOVEMBER 17, 2006
HEWLETT-PACKARD COMPANY Offer to Amend the Exercise Price of Certain Options
This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time, on December 15, 2006 unless we extend them.
IMPORTANT—ACTION ITEMS TO PARTICIPATE
Offer to Amend the Exercise Price of Certain Options, dated November 17, 2006.
TABLE OF CONTENTS
SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
RISKS OF PARTICIPATING IN THE OFFER
THE OFFER
  1. Eligibility.
  2. Number of options and amount of consideration; expiration date.
  3. Purpose of the offer.
  4. Procedures for electing to participate in this offer.
  5. Withdrawal rights and change of election.
  6. Acceptance of options for amendment, issuance of cash payments, and amended options.
  7. Conditions of the offer.
  8. Price range of shares underlying the options.
  9. Source and amount of consideration; terms of amended options.
  10. Information concerning the Company.
  11. Interests of directors and executive officers; transactions and arrangements concerning the options.
  12. Status of options amended by us in the offer; accounting consequences of the offer.
  13. Legal matters; regulatory approvals.
  14. Material United States federal income tax consequences.
  15. Extension of offer; termination; amendment.
  16. Fees and expenses.
  17. Additional information.
  18. Financial statements.
  19. Miscellaneous.
SCHEDULE A INFORMATION CONCERNING THE EXECUTIVE OFFICERS AND DIRECTORS OF HEWLETT-PACKARD COMPANY
SCHEDULE B SUMMARY FINANCIAL INFORMATION OF HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SCHEDULE C GUIDE TO TAX ISSUES IN CANADA
SCHEDULE D GUIDE TO TAX ISSUES IN FRANCE
SCHEDULE E GUIDE TO TAX ISSUES IN INDIA
SCHEDULE F GUIDE TO TAX ISSUES IN ISRAEL
SCHEDULE G GUIDE TO TAX ISSUES IN THE UNITED KINGDOM